The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.  Please click here  http://www.bearstearns.com/prospectus/bsabs or visit the following website: “www.bearstearns.com/prospectus/bsabs” for a copy of the base prospectus applicable to this offering.

The information in this free writing prospectus is preliminary and is subject to completion or change.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus.

The information in this free writing prospectus supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being sold when, as and if issued.  The issuer is not obligated to issue such securities or any similar security and our obligation to deliver such security is subject to the terms and conditions of our underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that securities may not be issued that have the characteristics described in this free writing prospectus.  Our obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in this free writing prospectus or in any other information provided to you prior to the time of your commitment to purchase.  If for any reason we do not deliver such securities, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Please be advised that asset-backed securities may not be appropriate for all investors.  Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk.  Investors should fully consider the risk of an investment in these securities.

Bear Stearns Asset Backed Securities I Trust 2007-AC6
Issuing Entity

Asset-Backed Certificates, Series 2007-AC6

EMC Mortgage Corporation
Sponsor and Master Servicer

Bear Stearns Asset Backed Securities I LLC

Depositor

________________

Bear, Stearns & Co. Inc.

For use with base prospectus dated June 26, 2007
The date of this term sheet supplement is September 13, 2007

TABLE OF CONTENTS

TERM SHEET SUPPLEMENT

RISK FACTORS
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ISSUING ENTITY
THE DEPOSITOR
THE SPONSOR
THE MASTER SERVICER AND THE SERVICERS
DESCRIPTION OF THE CERTIFICATES
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
USE OF PROCEEDS
FEDERAL INCOME TAX CONSEQUENCES
STATE AND OTHER TAXES
ERISA CONSIDERATIONS
METHOD OF DISTRIBUTION
LEGAL MATTERS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
RATINGS
LEGAL INVESTMENT
INDEX OF DEFINED TERMS
ANNEX I
GLOBAL CLEARANCE, SETTLEMENT AND TAX
SCHEDULE I
SCHEDULE II
SCHEDULE III
SCHEDULE IV
SCHEDULE V

PROSPECTUS

RISK FACTORS
DESCRIPTION OF THE SECURITIES
THE TRUST FUNDS
CREDIT ENHANCEMENT
STATIC POOL INFORMATION
SERVICING OF LOANS
THE AGREEMENTS
MATERIAL LEGAL ASPECTS OF THE LOANS
THE SPONSOR
THE DEPOSITOR
USE OF PROCEEDS
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
REPORTABLE TRANSACTIONS
STATE AND LOCAL TAX CONSIDERATIONS
ERISA CONSIDERATIONS
METHOD OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
RATINGS
LEGAL INVESTMENT CONSIDERATIONS
PLAN OF DISTRIBUTION
GLOSSARY OF TERMS

INTRODUCTION

As indicated in the accompanying term sheet, the related transaction may include various structures and multiple loan groups of fixed rate mortgage loans secured by first liens on residential mortgaged properties. This term sheet supplement may be used in connection with a transaction that includes one or more loan groups related to one or more groups of senior and subordinate certificates with an overcollateralization structure. Any such loan group is referred to in this term sheet supplement as an “OC Structure Loan Group” and any such transaction is referred to in this term sheet supplement as an “OC Transaction”. This term sheet supplement may also be used in connection with a transaction that includes one or more loan groups related to one or more groups or subgroups of senior and subordinate certificates with a shifting interest payment structure. Any such loan group or subgroup is referred to in this terms sheet supplement as a “Shifting Interest Structure Loan Group” and any such transaction is referred to in this term sheet supplement as a “Shifting Interest Transaction”. In addition, the related transaction may include multiple loan groups that are cross-collateralized, which transaction is referred to in this term sheet supplement as a “Cross-collateralized Transaction”, or multiple loan groups that are not cross-collateralized, which transaction is referred to in this term sheet supplement as a “Stacked Transaction”. In the case of a transaction that involves pre-funding and the purchase of subsequent mortgage loans after the closing date, any reference to “mortgage loans,” “loan group” or “subgroup” will include any amounts remaining in any pre-funding account and, without duplication, any subsequent mortgage loans, unless otherwise separately distinguished in the context of any discussion. Any reference to a term sheet, an accompanying term sheet or a related term sheet shall mean only those term sheets related to the transaction specified in such term sheet and to the extent superseded by another term sheet.

______________________________

RISK FACTORS

In addition to the matters described elsewhere in this term sheet supplement and the prospectus, you should carefully consider the following risk factors before deciding to purchase an offered certificate.

The subordinate certificates have a greater risk of loss than the related senior certificates
When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination.” For purposes of this term sheet supplement, “related subordinate classes” means:

• with respect to each class of senior certificates: each class of related subordinate certificates; and
• with respect to each class of subordinate certificates: any related subordinate certificate with a lower payment priority.

We will provide credit enhancement for each group of offered certificates, first, by the right of the holders of the related senior certificates to receive payments of interest and principal prior to the related subordinate classes and, second, by the allocation of realized losses on the related mortgage loans to the related subordinate classes. This form of credit enhancement uses collections on the mortgage loans in the related loan group or groups otherwise payable to the holders of the related subordinate classes to pay amounts due on the more senior classes of related certificates. Such collections are the sole source of funds from which such credit enhancement is provided.

Realized losses on the mortgage loans in any OC Transaction will be allocated first, to reduce the amount of excess spread for any related loan group, second, to reduce the overcollateralization amount for such loan group, third, among the related classes of subordinate certificates, beginning with the class of subordinate certificates with the lowest payment priority, until the certificate principal balance of each such class has been reduced to zero, and in some cases, fourth, to the senior certificates, as described in the accompanying term sheet supplement. This means that realized losses on the mortgage loans in any OC Transaction which are allocated to the related subordinate certificates would first be allocated to the classes of subordinate certificates in reverse order of their payment priority, until the certificate principal balance of each such class of subordinate certificates has been reduced to zero.

The Non-PO Percentage of the principal portion of realized losses on the mortgage loans in any Shifting Interest Transaction are allocated first to the classes of the subordinate certificates related to such group or groups of mortgage loans, beginning with the class of related subordinate certificates with the lowest payment priority, until the certificate principal balance of that class has been reduced to zero. This means that realized losses on the mortgage loans in any Shifting Interest Transaction would first be allocated to the class of subordinate certificates with the lowest payment priority until the certificate principal balance of such class is reduced to zero. Subsequent realized losses on the mortgage loans in such loan group would be allocated to the next most junior class of related subordinate certificates, until the certificate principal balance of that class of subordinate certificates is reduced to zero.

Accordingly, if the certificate principal balance of all classes of subordinate certificates in any Shifting Interest Transaction were to be reduced to zero, the Non-PO Percentage of the principal portion of realized losses on the mortgage loans in such loan group will be allocated among the related senior certificates (other than any class of interest only certificates and Class PO Certificates) in the manner and order of priority described in the accompanying term sheet; provided that, such realized losses otherwise allocable to a class of senior certificates may be allocated to another class or classes of senior certificates as described in the accompanying term sheet.

The PO Percentage of the principal portion of realized losses on the portion of the related mortgage loans attributable to the Class PO Certificates will be allocated to the Class PO Certificates until the certificate principal balance of the Class PO Certificates is reduced to zero subject to certain amounts otherwise distributable to the subordinate certificates that are used to cover such losses as described in this term sheet supplement.

You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses on the related mortgage loans.

Unless otherwise provided in the accompanying term sheet, the principal portion of realized losses will not be allocated to the senior certificates in an OC Transaction. Investors in these certificates should note that although the principal portion of realized losses will not be allocated to these certificates, under certain loss scenarios there will not be enough principal and interest on the related mortgage loans to pay related senior certificates all of the interest and principal to which they are entitled.

See “Description of the Certificates—Allocation of Losses” in this term sheet supplement.
Additional risks associated with the subordinate certificates
The weighted average lives of, and the yields to maturity on, the subordinate certificates related to a loan group or groups will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related mortgage loans. If the actual rate and severity of losses on the related mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans in a loan group or groups will also affect an investor’s actual yield to maturity on the related subordinate certificates, even if the rate of defaults and severity of losses over the life of the related mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans in a loan group or groups may reduce the certificate principal balances of the related subordinate certificates as described in this term sheet supplement. As a result of any such reductions in the certificate principal balances of the subordinate certificates, less interest will accrue on such classes of subordinate certificates than would otherwise be the case. Once a realized loss on a mortgage loan in a loan group or groups is allocated to a related subordinate certificate, no interest will be distributable with respect to such written down amount.

Also, investors in the subordinate certificates in an OC Transaction should be aware that in cases where principal distributions are made sequentially to the subordinate certificates on and after the stepdown date, the most subordinate class of related subordinate certificates then outstanding may receive more than such class’ pro rata share of principal for that distribution date. As a result, the certificate principal balance of the most subordinate class or classes of related subordinate certificates may be reduced to zero prior to the more senior class or classes of related subordinate certificates.

Credit enhancement for the certificates in an OC Transaction may be inadequate to cover losses and/or to maintain or restore overcollateralization
The mortgage loans in an OC Transaction are expected to generate more interest than is needed to pay interest on the related senior certificates and subordinate certificates because we expect the weighted average interest rate on the mortgage loans in such transaction to be higher than the weighted average pass-through rate on such senior certificates and subordinate certificates. If the mortgage loans in an OC Structure Loan Group generate more interest than is needed to pay interest on related senior certificates and subordinate certificates and related issuing entity expenses, we will use such “excess spread” to make additional principal payments on such senior certificates and subordinate certificates, which will reduce the total certificate principal balance of such certificates below the aggregate principal balance of the related mortgage loans, until a required level of overcollateralization is met. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate’s share of losses from liquidated mortgage loans in the related loan group. However, we cannot assure you that enough excess spread will be generated on the related mortgage loans to maintain or restore the required level of overcollateralization for such transaction.

The excess spread for an OC Structure Loan Group available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans in such loan group during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the related mortgage loans.

If the protection afforded by overcollateralization for such loan group is insufficient, then you could experience a loss on your investment.

The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, any servicer, the custodian, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. See “Ratings” in the base prospectus.

The interest rate cap may reduce the yields on the offered certificates in an OC Transaction
Some classes of senior certificates in an OC Transaction may be subject to an interest rate cap which may be based on an assumed certificate and calculated as specified in the accompanying term sheet. If the weighted average of the net mortgage rates on such mortgage loans is less than the per annum rate described in the accompanying term sheet, the amount of the shortfall which would occur with respect to the assumed certificate as described in the accompanying term sheet will be allocated among such certificates in proportion to their current entitlements to interest calculated without regard to this cap.

As indicated in the accompanying term sheet, some classes of senior certificates in an OC Transaction may be subject to an interest rate cap equal to the weighted average of the net mortgage rates of all of the related mortgage loans as calculated in such term sheet.

If the pass-through rates on any offered certificates in the OC Transaction are limited to the related interest rate cap for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds for such loan group remaining after certain other distributions on the related offered certificates and the payment of certain fees and expenses of the issuing entity. However, if the certificate principal balance of a class of offered certificates has been reduced to zero, that class of offered certificates or non-offered subordinate certificates will be retired and will no longer be entitled to such distributions, including distributions in respect of net interest shortfalls.

See “Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this term sheet supplement.
Certain Class of Certificates May Have Additional Characteristics That Pose Certain Yield and Prepayment Considerations
Some of the offered certificates may have different payment characteristics that pose additional yield considerations and different sensitivities to the rate and timing of principal distributions. The following is a general description of the characteristics of those certificates and the related yield and prepayment considerations:

The yields on the adjustable rate certificates is sensitive to fluctuations in the related index
Some adjustable rate certificates may accrue interest at an adjustable rate determined separately for each distribution date according to an index in the manner described in this term sheet supplement. The pass-through rate on some of the adjustable rate certificates may vary directly with such index and the pass-through rates on some of the adjustable rate certificates may vary inversely with such index as specified in the accompanying term sheet. Therefore, the yields to investors on the adjustable rate certificates will be sensitive to fluctuations of the related index.

Some offered certificates are sensitive to the rate and timing of distributions on other certificates
Some of the offered certificates may receive a portion of principal payments after some of the other classes of certificates have received principal payments. Therefore, an investor’s yield on such certificates will be sensitive to the rate and timing of those distributions and such certificates would not be an appropriate investment for any investor requiring a distribution of a particular amount of principal or interest on a specific date or dates.

IN ADDITION TO THE CONSIDERATIONS DESCRIBED ABOVE, INVESTORS IN SUCH CERTIFICATES SHOULD BE AWARE THAT THOSE CERTIFICATES MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

Some of the offered certificates may be subject to a random lot procedure
Payments of principal on certain classes of certificates as identified in the accompanying term sheet may be allocated according to a random lot procedure. See “Description of the Certificates — Principal Distributions on the Retail Lottery Certificates” in this term sheet supplement. Therefore it is highly uncertain that payments will be made to any investor in those certificates on the date desired by that investor.

Principal only certificates and interest only certificates involve additional risk
Any Class PO Certificates will receive a portion of the principal payments only on the mortgage loans in the related Shifting Interest Loan Group that have net mortgage rates lower than the per annum rate set forth in the accompanying term sheet or the transaction may include PO Certificates that receive principal payments on the mortgage loans in the related loan group or subgroup as described in the accompanying term sheet. Therefore, the yield on any Class PO Certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on such related mortgage loans.

Investors in Class PO Certificates should be aware that related mortgage loans with lower interest rates are less likely to be prepaid than related mortgage loans with higher interest rates. If payments of principal on the related mortgage loans in a Shifting Interest Loan Group that have net mortgage rates lower than the per annum rate described in the accompanying term sheet occur at a rate slower than an investor assumed at the time of purchase, the related investor’s yield may be adversely affected.

Investors in interest only certificates should be aware that the yield to such investors will be extremely sensitive to defaults and the rate and timing of principal payments on the related mortgage loans or portions thereof in the related loan group or subgroup, as applicable. In some cases and as described in the accompanying term sheet, the notional amount of some of the interest only certificates may be equal to the certificate principal balance of one or more of the other classes of offered certificates. Any reduction in the certificate principal balance of such class or classes of certificates as a result of distributions in respect of principal payments on the mortgage loans in the related loan group or subgroup, as applicable, will result in a reduction of the notional amount of the related interest only certificates and thus, reduce the amount of interest distributable to the holders of the related interest only certificates following such distributions in respect of principal payments.

As set forth in the accompanying term sheet, a class of interest only certificates may be entitled to receive interest distributions on each distribution date to the extent the weighted average of the net rates on the related mortgage loans exceeds the weighted average of the pass-through rates on the classes of certificates on which the notional amount of such interest only certificate is based. On any distribution date on which the pass-through rates on such classes of certificates are limited by the related interest rate cap, such interest only certificates will not be entitled to interest payments.

Some classes of interest only certificates will receive a portion of the interest payments only on the mortgage loans in the related loan group or subgroup that have net mortgage rates higher than a specified per annum rate as described in the accompanying term sheet. Therefore, the yield on such interest only certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on such mortgage loans.

Investors in interest only certificates that receive their interest payments only on the mortgage loans that have net mortgage rates higher than a specified per annum rate should be aware that mortgage loans with higher interest rates are more likely to be prepaid than mortgage loans with lower interest rates. If payments of principal on the mortgage loans in the related loan group or subgroup, as applicable, that have net mortgage rates higher than the per annum rate described in the accompanying term sheet occur at a rate faster than an investor assumed at the time of purchase, the related investor’s yield may be adversely affected. Investors in the interest only certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans that have net mortgage rates higher than the per annum rate described in the accompanying term sheet, could result in the failure of such investors to fully recover their investments.

Some of the offered certificates may not be entitled to certain distributions of principal for some period of time
Some classes of certificates, referred to as lockout certificates, may not receive any distributions of scheduled principal and/or principal prepayments prior to the distribution date specified in the accompanying term sheet. As a result, the weighted average lives of those classes of certificates will be longer than would otherwise be the case, and the effect on the market value of this those classes of certificates due to changes in market interest rates or market yields for similar securities may be greater than for the other senior certificates that are entitled to payments of both scheduled principal and principal prepayments.

Some of the offered certificates may be accrual certificates and may not receive interest distributions as long as the related accretion directed certificates are outstanding; some of the offered certificates may be accretion directed certificates and may receive accelerated payments in respect of principal

Some of the offered certificates may be accrual certificates that are not entitled to receive any distributions of interest for some period of time. Interest will accrue on the accrual certificates during each interest accrual period at a per annum rate set forth in the accompanying term sheet. However, this interest will not be distributed on those certificates until the related accretion termination date. Instead, prior to the related accretion termination date, accrued certificate interest on the accrual certificates will be distributed to the related accretion directed certificates as principal in reduction of the certificate principal balances thereof. This accrued and unpaid interest on the accrual certificates will be added to the certificate principal balance of such accrual certificates on the related distribution date. On each distribution date on or after the related accretion termination date, the entire accrued certificate interest on the accrual certificates for that date will be payable to the holders of the accrual certificates as interest, to the extent not required to fully reduce the certificate principal balances of the accretion direct certificates to zero on the accretion termination date. Due to these factors, the accrual certificates will likely experience significant price and yield volatility. Investors in the accrual certificates should consider whether this volatility is suitable to their investment needs.

Additionally, prior to the related accretion termination date, holders of the accretion directed certificates will receive an additional principal payment from accrued certificate interest otherwise distributable on the related accrual certificates. As a result, investors in the accretion directed certificates should be aware that they may receive distributions in respect of principal at a rate faster than assumed at the time of purchase.

Some Classes of Certificates May Receive Principal Distributions According to a Schedule
Based on certain structuring assumptions described in this term sheet supplement, some classes of certificates as identified in the accompanying term sheet are structured so that their principal payments in the aggregate will be made in accordance with the schedule identified in the table attached to the term sheet but only if the mortgage loans prepay at a constant rate within a specified range. If prepayments occur at a rate slower than that range, the weighted average life of that class of certificates may be extended. On the other hand, if prepayments occur at a rate faster than that range, the weighted average life of that class of certificates may be reduced.

Based on certain structuring assumptions described in this term sheet supplement, some classes of certificates as identified in the accompanying term sheet, are structured so that their principal payments in the aggregate will be made in accordance with the schedule identified in the table attached to the accompanying term sheet but only if the mortgage loans prepay at a constant specified rate of the prepayment assumption. If prepayments occur at a rate slower than that rate, the weighted average life of that class of certificates may be extended. On the other hand, if prepayments occur at a rate faster than that rate, the weighted average life of that class of certificates may be reduced.

Class R Certificates in a Shifting Interest Transaction are subject to special risks
Holders of the Class R Certificates in a Shifting Interest Transaction are entitled to receive distributions as described in this term sheet supplement, but the holders of the Class R Certificates are not expected to receive any distributions after the first distribution date. In addition, holders of those Class R Certificates will have tax liabilities with respect to their certificates during the early years of the related REMIC that substantially exceed the distributions payable during or prior to that time.

The adjustable rate certificates in an OC Transaction may not always receive interest based on the Index Rate
As indicated in the accompanying term sheet, the pass-through rates on certain classes of senior certificates and subordinate certificates in an OC Transaction are generally based on an index and a specified margin described in the term sheet. The margins applicable to the pass-through rates on such classes of certificates may be subject to increase as described in term sheet if the related Optional Termination Holder does not exercise its option to purchase the remaining assets in the loan group or groups related to such certificates on the related optional termination date.

For purposes of this section, each pass-through rate described above shall be referred to as the related “Index Rate”. In addition, such classes of senior certificates and subordinate certificates may not always receive interest at the related Index Rate because such rate is also subject to the related interest rate cap. If the related interest rate cap is less than the related Index Rate, the pass-through rate on such certificates will be reduced to the related interest rate cap. Thus, the yield to investors in such classes will be sensitive both to fluctuations in the level of the related index and to the adverse effects of the application of the related interest rate cap. The prepayment or default of related mortgage loans with relatively higher net mortgage rates, particularly during a period of increased index rates, may result in the related interest rate cap being lower than otherwise would be the case. If on any distribution date the application of the related interest rate cap results in an interest payment lower than the interest payment that would have been due the related subordinate certificates, if such amount would have been calculated based on the related Index Rate for the related interest accrual period, the value of such subordinate certificates may be temporarily or permanently reduced.

To the extent interest on the offered certificates is limited to the applicable interest rate cap, the difference between such interest rate cap and the Index Rate will create a shortfall.
Certain mortgage loans were underwritten to nonconforming underwriting standards, which may result in losses or shortfalls to be incurred on the offered certificates
Certain mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor, i.e. borrowers on the mortgage loans may have an impaired or unsubstantiated credit history, or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines.

These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yields to maturity of the offered certificates.

Defaults could cause payment delays and losses
There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to related certificateholders.

In the event that the mortgaged properties fail to provide adequate security for the related mortgage loans, and the protection provided by the subordination of certain classes is insufficient to cover any shortfall, you could lose all or a portion of the money you paid for your certificates.

Your yield could be adversely affected by the unpredictability of prepayments	No one can accurately predict the level of prepayments that the issuing entity will experience. The issuing entity’s prepayment experience may be affected by many factors, including:
• general economic conditions,
• the level of prevailing interest rates,
• the availability of alternative financing, and
• homeowner mobility.

Substantially all of the mortgage loans contain due-on-sale provisions, and the servicers are required to enforce those provisions unless doing so is not permitted by applicable law or the related servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. Some of the mortgage loans may impose a prepayment charge in connection with voluntary prepayments made within the period specified in the related mortgage note, which prepayment charges may discourage prepayments during the applicable period. The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments on the related mortgage loans, which may fluctuate significantly from time to time.

You should note that:

• if you purchase your certificates at a discount and principal is repaid on the related mortgage loans slower than you anticipate, then your yield may be lower than you anticipate;
• if you purchase your certificates at a premium and principal is repaid on the related mortgage loans faster than you anticipate, then your yield may be lower than you anticipate;

•  since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations with respect to mortgage loans in the related loan group is higher than you expect;

•  the overcollateralization provisions for an OC Transaction, whenever overcollateralization for the OC Structure Loan Group is at a level below the required level, are intended to result in an accelerated rate of principal distributions to the holders of the related offered certificates. An earlier return of principal to such holders as a result of the overcollateralization provisions will influence the yield on the related offered certificates in a manner similar to the manner in which principal prepayments on the related mortgage loans will influence the yield on the related offered certificates;

•  as described in this term sheet supplement, the sponsor has the option to repurchase mortgage loans that are 90 days or more delinquent or mortgage loans for which the initial scheduled payment becomes thirty days delinquent.  The sponsor may exercise such option on its own behalf or may assign this right to a third party, including a holder of a class of certificates, that may benefit from the repurchase of such mortgage loans.  These repurchases will have the same effect on the holders of the certificates as a prepayment of the mortgage loans.  You should also note that the removal of any such delinquent mortgage loan from the issuing entity may affect the loss and delinquency tests that determine the distributions to the certificates in a transaction or could otherwise affect the level of the overcollateralization amount in an OC Transaction, which may adversely affect the market value of the certificates. However, in an OC Transaction, for purposes of the delinquency test described in this term sheet supplement, any mortgage loans so purchased will be treated as delinquent for twelve months after purchase. A third party is not required to take your interests into account when deciding whether or not to direct the exercise of this option and may direct the exercise of this option when the sponsor would not otherwise exercise it. As a result, the performance of this transaction may differ from transactions in which this option was not granted to a third party; and

• you bear the reinvestment risks resulting from a faster or slower rate of principal payments for the related loan group than you expected.

The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any issuing entity, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

We refer you to “The Mortgage Pool” and “Yield, Prepayment and Maturity Considerations” in this term sheet supplement and “Material Legal Aspects of the Loans — Due on Sale Clauses in Mortgage Loans” in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience.

Mortgage loan modifications may affect distributions on the securities
Modifications of mortgage loans implemented by the related servicer or the master servicer in order to maximize ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing or otherwise changing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, or any combination of these or other modifications. Any modified loan may remain in the related issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, may extend the final maturity of, or result in an allocation of a realized loss to, one or more classes of the related securities.

A reduction in certificate rating could have an adverse effect on the value of your certificates
The ratings of each class of offered certificates will depend primarily on an assessment by the rating agencies of the related mortgage loans and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties
The sponsor and Master Funding LLC will treat the transfer of its respective mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor or Master Funding LLC, as applicable, becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to such entity. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Developments in specified regions could have a disproportionate effect on the mortgage loans due to geographic concentration of mortgaged properties
Property in states or regions having a significant concentration of properties underlying the mortgage loans may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, hurricanes, floods, mudslides and other natural disasters. In addition,

•  economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

•  declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

•  any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Some of the mortgage loans have an initial interest only period, which may result in increased delinquencies and losses
Some of the mortgage loans have an initial interest only period. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made to the related offered certificates with respect to these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the related offered certificates.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

Violation of consumer protection laws may result in losses on the mortgage loans and the offered certificates
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:
• the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the issuing entity to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the issuing entity. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the ability of the servicers to foreclose in response to the mortgagor’s default. The failure of the originators to comply with these laws could subject the issuing entity to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the issuing entity and/or limit the related servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related sponsor will be required to purchase that mortgage loan from the issuing entity.

The sponsor will represent that, as of the closing date and on each subsequent transfer date, each initial mortgage loan and any subsequent mortgage loan, if applicable, is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this term sheet supplement. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the related offered certificates may be materially and adversely affected.

Some of the mortgage loans provide for balloon payments at maturity
As indicated in the accompanying term sheet, some of the mortgage loans are balloon loans. These mortgage loans will require a substantial payment of principal, or a balloon payment, at their stated maturity in addition to their scheduled monthly payment. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor’s ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions.

You may have difficulty selling your certificates
The underwriter intends to make a secondary market in the offered certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state and local laws
The Servicemembers Civil Relief Act or the Relief Act and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. Current or future military operations of the United States may increase the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state and local laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state and local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the related certificateholders on subsequent distribution dates. Any such shortfall on mortgage loans will reduce the amount available to pay interest on the related certificates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law.

Reimbursement of advances to the master servicer, EMC in its capacity as a servicer or the trustee could delay distributions on the certificates
Under the pooling and servicing agreement or the related servicing agreement, as applicable, the servicers, the master servicer or the trustee (in its capacity as successor master servicer) will make advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the advances are recoverable from future payments or recoveries on the mortgage loans as described in this term sheet supplement. The master servicer, EMC in its capacity as a servicer or the trustee (in its capacity as successor master servicer) may make such advances from amounts held for future distribution.  In addition, the master servicer, EMC in its capacity as a servicer or the trustee (in its capacity as successor master servicer) may withdraw from the master servicer collection account, its protected account or the distribution account, as applicable, funds that were not included in available funds for the preceding distribution date to reimburse itself for advances previously made.  Any such amounts withdrawn by the master servicer, EMC in its capacity as a servicer or the trustee in reimbursement of advances previously made are generally required to be replaced by the master servicer, EMC in its capacity as a servicer or the trustee (in its capacity as successor master servicer), as applicable, on or before the next distribution date, subject to subsequent withdrawal.  To the extent that the master servicer, EMC in its capacity as a servicer or the trustee (in its capacity as successor master servicer) is unable to replace any amounts withdrawn in reimbursement of advances previously made, there could be a delay in distributions on the certificates. Furthermore, such party’s right to reimburse itself for advances previously made from funds held for future distribution could lead to amounts required to be restored to the related account by such party that are higher, and potentially substantially higher, than one month’s advance obligation.

Credit scores are not an indicator of future performance of borrowers
Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See “The Mortgage Pool” in this term sheet supplement.

A transfer of servicing may result in increased losses and delinquencies on the mortgage loans
The primary servicing for the mortgage loans identified in the accompanying term sheet may be transferred from the current servicer to another servicer as of a certain date as described in the accompanying term sheet. Investors should note, however, that when the servicing of mortgage loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on these mortgage loans.

Recent developments in the residential mortgage market may adversely affect the market value of your securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Securities backed by residential mortgage loans, referred to as RMBS Securities, originated in 2006 and 2007 have had a higher and earlier than expected rate of delinquencies. Additionally, there may be evidence that other earlier vintages of RMBS Securities are not performing well. Many RMBS Securities, including those from securitizations of the sponsor, have been downgraded by the rating agencies during the past few months. As a result, the market for your securities may be adversely affected for a significant period of time.

The increase in delinquencies described above has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit.  The increase in delinquencies has also affected “alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation.

In recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans and an increase in default on their obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes or refinance their existing mortgage loan on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans or obtain new financing. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing.

Recently, a number of originators of mortgage loans have experienced serious financial difficulties and, in many cases, have entered bankruptcy proceedings. These difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations regarding loan quality. In addition to the reduction of the number of originators, a rising interest rate environment and declining real estate values may decrease the number of borrowers seeking or able to refinance their mortgage loans, resulting in a decrease in overall originations.

Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of the related servicer to foreclose promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the loans and the yield on and value of the securities.

You are encouraged to consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.

To the extent amounts on deposit in a pre-funding account are not used, there may be a mandatory prepayment on the related certificates
In the case of a transaction involving the purchase of subsequent mortgage loans after the closing date, to the extent that the pre-funded amount on deposit in a pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before the date specified in the accompanying term sheet, any such amounts will be distributed to the related certificates on the distribution date immediately following the date specified in the accompanying term sheet in accordance with the pooling and servicing agreement, which will have the effect of a principal prepayment. Although no assurance can be given, the depositor intends that the principal amount of subsequent mortgage loans to be sold to the trustee will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal payment to the holders of the related certificates on such distribution date.

THE MORTGAGE POOL

General

References in the accompanying term sheet to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the cut-off date indicated in such term sheet. Following the closing date, Subsequent Mortgage Loans will be added to the mortgage pool in accordance with the pre-funding feature described in this term sheet supplement. The depositor believes that the information set forth in the term sheet with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date as well as the Subsequent Mortgage Loans that will be added to the mortgage pool on the Subsequent Transfer Dates, if applicable, although certain characteristics of the mortgage loans in the mortgage pool may vary. The characteristics of the mortgage loans as described in this term sheet supplement and in any collateral tables may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date. The actual mortgage loans included in the issuing entity as of the closing date may vary from the mortgage loans as described in the term sheet by up to plus or minus 10% as to any of the material characteristics described in this term sheet supplement. If, as of the closing date, any material pool characteristic differs by 5% or more from the description in the term sheet, revised disclosure will be provided either in a supplement to this term sheet supplement, the prospectus supplement or any supplement thereto, or in a current report on Form 8-K. Unless we have otherwise indicated, the information in the term sheet is expressed as of the cut-off date set forth in such term sheet.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

The mortgage pool may be divided into multiple loan groups or subgroups as specified in the accompanying term sheet and as more fully described below. Each group of mortgage loans is referred to in this term sheet supplement as a Loan Group. All of the mortgage loans we will include in the issuing entity will be fully amortizing or have a balloon payment.

The originators specified in the related term sheet purchased the mortgage loans directly in privately negotiated transactions. We refer you to“Servicing of the Mortgage Loans” and “The Originators” and Schedule I for further information regarding the mortgage loans.

Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments.

Certain of the mortgage loans may have been acquired by the related seller from various originators that were included as part of pools of mortgage loans previously securitized. These mortgage loans, if any, were purchased by the related seller from the mortgage trusts listed in the Schedule V of this term sheet supplement pursuant to special termination clauses contained in the related pooling and servicing agreements. Such clauses allowed the related seller or any of its affiliates to purchase the mortgage loans and REO property contained in the related mortgage trust once the current principal balance of the mortgage loans and REO property in such mortgage trust was less than a specified percentage (which specified percentage did not exceed 10%) of the original mortgage loan principal balance.

Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

The “collateral value” of a mortgaged property is the lesser of

•	the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and

•	the sales price of that mortgaged property at the time of origination.

With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

For purposes of distributions to the senior certificates, the mortgage loans will be divided into multiple separate subgroups or loan groups as specified in the accompanying term sheet.

Prepayment Charges on the Mortgage Loans

As indicated in the accompanying term sheet, some of the mortgage loans may provide for payment by the mortgagor of a prepayment charge in connection with some prepayments made within up to five years, which prepayment charge will discourage prepayments during the applicable period. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of the originator to impose prepayment charges, was amended, and as a result, the originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act, may have on the prepayment performance of the mortgage loans. However, the recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. See“Material Legal Aspects of the Loans — Due on Sale Clauses in Mortgage Loans” in the base prospectus.

In addition, the servicers and the master servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment charge is enforced, (iii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the servicer or the master servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan will effect the potential cash flow from the pool assets.

The holders of the class of certificates specified in the related term sheet will be entitled to all prepayment charges, if any, received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Certain prepayment charges are classified as “hard” prepayment charges, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as “soft,” meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third-party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account

If indicated in the related term sheet, the trustee, on behalf of the issuing entity, is expected to purchase from the depositor during the pre-funding period, subject to the availability thereof, Subsequent Mortgage Loans.  The Subsequent Mortgage Loans will be transferred to the trustee, on behalf of the issuing entity, pursuant to Subsequent Transfer Instruments between the depositor and the trustee.  In connection with the purchase of the Subsequent Mortgage Loans, on each Subsequent Transfer Date the trustee, on behalf of the issuing entity, will be required to pay the depositor, from amounts on deposit in the related pre-funding account, a cash purchase price of 100% of the principal balance thereof.  The amount paid from the pre-funding account on each Subsequent Transfer Date will not include accrued interest on the Subsequent Mortgage Loans.

Following each Subsequent Transfer Date, the aggregate principal balance of the related mortgage loans will increase by an amount equal to the aggregate principal balance of the Subsequent Mortgage Loans so purchased on such date, and the amount in the pre-funding account will decrease accordingly.  Although it is intended that the principal amount of the Subsequent Mortgage Loans sold to the issuing entity will require application of substantially all of the amounts deposited into the pre-funding account on the closing date and it is not currently anticipated that there will be any material principal payments made (on the distribution date immediately following the end of the pre-funding period) to the related certificates from amounts remaining on deposit in the pre-funding account at the end of the pre-funding period, no assurance can be given that such distributions will not occur on such distribution date.  In any event, it is unlikely that the depositor will be able to deliver to the trustee (or the custodian, as its agent), on behalf of the issuing entity, the Subsequent Mortgage Loans with aggregate principal balances that exactly equal the amounts deposited into the pre-funding account on the closing date.

The aggregate characteristics of the mortgage loans in the trust will change upon the acquisition of the Subsequent Mortgage Loans (as the case may be).

The pre-funding account will be established to provide the trustee, on behalf of the issuing entity, with sufficient funds to purchase the Subsequent Mortgage Loans.  Any investment income on funds in the pre-funding account will either be transferred to the interest coverage account or paid to the depositor or its designee as provided in the pooling and servicing agreement.

To the extent that the amounts on deposit in the pre-funding account have not been fully applied to the purchase of the Subsequent Mortgage Loans on or before the date specified in the accompanying term sheet, such amounts remaining in such account will be transferred on such date from such account to the distribution account prior to the distribution date immediately following the termination of the pre-funding period, for distribution on such date to the holders of the related certificates as described in the pooling and servicing agreement. The Pre-Funding Account will not be included as an asset of any REMIC created pursuant to the pooling and servicing agreement.

Interest Coverage Account

On the closing date, and if required pursuant to the pooling and servicing agreement, the depositor will deposit cash into an Interest Coverage Account. The amount on deposit in the Interest Coverage Account will be specifically allocated to cover shortfalls in interest on each class of offered certificates that may arise as a result of the utilization of the pre-funding account for the purchase by the issuing entity of Subsequent Mortgage Loans after the closing date. Any amounts remaining in the Interest Coverage Account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the offered certificateholders. Amounts on deposit in the Interest Coverage Account will be invested in permitted investments selected by the depositor. All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the pooling and servicing agreement. The Interest Coverage Account will not be included as an asset of any REMIC created pursuant to the pooling and servicing agreement.

Assignment of the Mortgage Loans; Repurchase

At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the issuing entity. The mortgage loans will be identified by loan group in a schedule appearing as an exhibit to the pooling and servicing agreement, with each group or subgroup separately identified, if applicable. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower’s monthly payment and the maturity date of each mortgage note.

In addition, the depositor will deposit with the custodian, on behalf of the trustee, for the benefit of the certificateholders and the Certificate Insurer, if any, the following documents with respect to each mortgage loan:

(a)           the original mortgage note, endorsed without recourse in the following form: “Pay to the order of [the trustee] for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2007-AC6” or in blank with all intervening endorsements that show a complete chain of endorsement from the originators to the related seller or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

(b)           the original recorded mortgage or a photocopy thereof to the extent provided in the pooling and servicing agreement;

(c)           a duly executed assignment of the mortgage to “[the trustee], as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2007-AC6” or to blank; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the “MERS® System”), evidence that the mortgage is held for the trustee as described in the pooling and servicing agreement;

(d)           all interim recorded assignments of such mortgage, if any and if available to the depositor; and

(e)           the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance or, in the event such original title policy has not been received from the title insurer, such original policy will be delivered within one year of the closing date or, in the event such original title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

With respect to each mortgage loan subject to the MERS® System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (“MERS”), the assignment of the mortgage related to each such mortgage loan will be registered electronically through the MERS® System and MERS will serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and will not have any interest in such mortgage loans.

Assignments of the mortgage loans provided to the custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states as to which an opinion of counsel is delivered to the trustee and the Certificate Insurer, if any, to the effect that such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the related seller, or (ii) with respect to any mortgage loan electronically registered through the MERS® System. The sponsor will be responsible for the recordation of such assignments and the costs incurred in connection therewith.

The custodian on behalf of the trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian’s receipt of such documents and will hold such documents in trust for the benefit of the holders of the related certificates and the Certificate Insurer, if any.

In addition, the sponsor will make representations and warranties with respect to itself and to Master Funding LLC in the mortgage loan purchase agreement among the sponsor, Master Funding LLC and the depositor and in the subsequent mortgage loan purchase agreement between the sponsor and the depositor, if applicable. The sponsor is required, pursuant to the pooling and servicing agreement, to represent and warrant that the representations and warranties contained in the mortgage loan purchase agreement and the subsequent mortgage loan purchase agreement, as applicable, are true and correct as of the closing date. All of depositor’s right, title and interest to the mortgage loans and all rights of the depositor under the mortgage loan purchase agreement and the subsequent mortgage loan purchase agreement, if applicable, will be assigned to the trustee pursuant to the pooling and servicing agreement. A form of the mortgage loan purchase agreement and the subsequent mortgage loan purchase agreement, if applicable, containing such representations and warranties will be attached as an exhibit to the pooling and servicing agreement. The depositor will file the pooling and servicing agreement along with the exhibits to the pooling and servicing agreement with the Securities and Exchange Commission in a report on Form 8-K.

The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

(1)  the information set forth in the mortgage loan schedule attached to the mortgage loan purchase agreement and the subsequent mortgage loan purchase agreement, if applicable, is true and correct in all material respects;

(2)  immediately prior to the conveyance of the mortgage loans by the related seller to the Depositor pursuant to the mortgage loan purchase agreement and the subsequent mortgage loan purchase agreement, if applicable, the related seller was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has full right and authority to sell or assign the same pursuant to the mortgage loan purchase agreement and the subsequent mortgage loan purchase agreement, if applicable;

(3)  the physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

(4)  the mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(5)  a lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related seller and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan.  The related seller is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(6)  the terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the mortgaged property is located, or (ii) to protect the interests of the trustee on behalf of the certificateholders; and

(7)  at the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan (without regard to the Certificate Policy issued by the related Certificate Insurer, if any), the trustee or the custodian, on behalf of the trustee, is required to notify the sponsor and the related Certificate Insurer, in writing. If the sponsor cannot or does not cure such omission or defect with respect to a missing or defective document, or if the sponsor does not cure such breach with respect to a breach of a representation or warranty, in each case within 90 days of its receipt of notice, the sponsor is required to repurchase the related mortgage loan from the issuing entity within 90 days from the date of such notice at a price equal to 100% of the Stated Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the related mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the issuing entity in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the issuing entity and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date. Notwithstanding anything to the contrary, if any such defect or breach would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach or defect was discovered.

With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee and the Certificate Insurer, if any, must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the issuing entity to lose the status of its REMIC elections or otherwise subject the issuing entity to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the related certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

The Originators

Some of the mortgage loans were purchased by EMC Mortgage Corporation (“EMC”) from various originators through the conduit correspondent channel as described under “The Sponsor” in this term sheet supplement. The remainder of the mortgage loans were originated by various originators as indicated in Schedule I.

STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type either to you directly or at http://www.bearstearns.com/transactions/bsabs_i/bsabs2007-ac6/.

Information provided through the internet address above will not be deemed to be a part of this term sheet supplement, the prospectus supplement or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

THE ISSUING ENTITY

Bear Stearns Asset Backed Securities I Trust 2007-AC6 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement. The pooling and servicing agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the issuing entity and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the pooling and servicing agreement.

The assets of the issuing entity will consist of the mortgage loans and certain related assets.

The issuing entity’s fiscal year end is December 31.

THE DEPOSITOR

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of June 30, 2007, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $81,790,838,709. In conjunction with the sponsor’s acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement and subsequent mortgage loan purchase agreement, if applicable, through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this term sheet supplement, which will then issue the certificates.

After issuance and registration of the securities contemplated in this term sheet supplement and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

THE SPONSOR

The sponsor, EMC, was incorporated in the State of Delaware on September 26, 1990 as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

The sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, Texas 75067.  Its telephone number is (214) 626-3800.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions group, for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005		December 31, 2006		June 30, 2007
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	44,821	$11,002,497,283.49	73,638	$19,087,119,981.75	61,738	$18,656,292,603.55	7,138	$2,494,803,672.06
Alt-A Fixed	15,344	4,005,790,504.28	17,294	3,781,150,218.13	11,514	2,752,302,975.51	8,236	2,075,303,106.07
HELOC	-	-	9,309	509,391,438.93	18,730	1,280,801,433.05	15,042	1,017,791,517.28
Prime ARM	30,311	11,852,710,960.78	27,384	13,280,407,388.92	7,050	3,481,137,519.89	7,682	3,862,873,812.85
Prime Fixed	1,035	509,991,605.86	3,526	1,307,685,538.44	6,268	1,313,449,131.86	1,972	1,010,954,509.35
Prime Short Duration ARM (incl. Neg-Am ARM)	23,326	7,033,626,375.35	38,819	14,096,175,420.37	61,973	23,396,979,620.82	22,178	8,446,018,065.76
Reperforming	2,802	311,862,677.46	2,877	271,051,465.95	1,084	115,127,847.83	-	-
Seconds	14,842	659,832,093.32	114,899	5,609,656,263.12	116,576	6,697,082,133.33	24,405	1,600,581,704.33
SubPrime	98,426	13,051,338,552.19	101,156	16,546,152,274.44	60,796	11,394,775,124.07	29,857	6,488,993,035.10
Totals	230,907	$48,427,650,052.73	388,902	$74,488,789,990.05	345,729	$69,087,948,389.91	116,510	$26,997,319,422.80

With respect to some of the securitizations organized by the sponsor, a “step-down” trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related certificates, from the certificate with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor’s business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC’s inquiry.

THE MASTER SERVICER AND THE SERVICERS

General

The entity specified in the related term sheet and Schedule II, referred to in this term sheet supplement as the master servicer, will act as the master servicer of the mortgage loans pursuant to the pooling and servicing agreement, dated as of the cut-off date, among the depositor, EMC as seller, the master servicer and the trustee.

Primary servicing of the mortgage loans will be provided by the entities specified in the related term sheet in accordance with the pooling and servicing agreement or their respective Servicing Agreements, as applicable, and various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate, each in accordance with their respective servicing agreements which are collectively referred to in this term sheet supplement as the Servicing Agreements. Each of the Servicing Agreements and the pooling and servicing agreement, as applicable, will require, among other things, that each servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the Servicing Agreements will be assigned to the issuing entity pursuant to an assignment, assumption and recognition agreement among the related servicer, EMC and the trustee on behalf of the certificateholders; provided, however, EMC will retain the right to enforce the representations and warranties made to it by each servicer with respect to the related mortgage loans. The servicers will be responsible for the servicing of the mortgage loans pursuant to the pooling and servicing agreement or the related servicing agreement, as applicable, and the master servicer will be required to monitor their performance. In the event of a default by a servicer under the pooling and servicing agreement or the related Servicing Agreement, as applicable, the master servicer will be required to enforce any remedies against the related servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself; provided, however, that with respect to a default by any servicer affiliated with the master servicer, the master servicer will be required to notify the trustee, who may enforce any remedies against such servicer and shall either find a successor servicer or become the successor servicer.

Collection and Other Servicing Procedures

The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement or the related servicing agreement, as applicable.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the related servicer to be in the best interests of the related securityholders, such servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the related servicer will take into account whether such loss mitigation practice will not be materially adverse to the interests of the certificateholders in the aggregate on a present value basis using reasonable assumptions (including taking into account any estimated Realized Losses that might result absent such action). Modifications may have the effect of, among other things, reducing or otherwise changing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, each servicer may modify the loan only to the extent set forth in the related servicing agreement or the pooling and servicing agreement, as applicable; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, may extend the final maturity of, or result in an allocation of a Realized Loss to, one or more classes of the related securities.

In connection with any such Servicing Modification, the related servicer or the master servicer may reimburse itself from the issuing entity for any outstanding advances and servicing advances in the same calendar month as the Servicing Modification to the extent that such advances or servicing advances are reimbursable to the related servicer or the master servicer and to the extent of the principal portion of related Available Funds for the related distribution date.To the extent the principal portion of the related Available Funds available on the related distribution date is not sufficient to reimburse the related servicer or the master servicer for such advances or servicing advances, the related servicer or the master servicer, as applicable, may reimburse itself on a first priority basis from the principal portion of the related Available Funds that are available on future distribution dates in the manner set forth in the pooling and servicing agreement or the related servicing agreement. If any mortgagor’s obligation to repay any outstanding amounts due under the terms of the related mortgage loan for which an advance or servicing advance has been made by the related servicer or the master servicer is forgiven, any such reimbursement will be treated as a Realized Loss which will be incurred on the distribution date related to the calendar month during which the Servicing Modification occurred.

If a mortgaged property has been or is about to be conveyed by the mortgagor and the related servicer has knowledge thereof, the related servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the related servicer in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The related servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the related servicer may be unable to enforce due-on-sale clauses, we refer you to “Material Legal Aspects of the Loans—Due on Sale Clauses in Mortgage Loans” in the base prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

The servicers will establish and maintain, in addition to the protected accounts described below under “—Protected Accounts,” one or more servicing accounts in an eligible account. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the related servicing agreement or the pooling and servicing agreement, as applicable. Each servicing account and the investment of deposits therein will comply with the requirements of the related servicing agreement or the pooling and servicing agreement, as applicable and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related servicer or master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the master servicer or the related servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the related servicing agreement or the pooling and servicing agreement, as applicable.

The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related servicing agreement or the pooling and servicing agreement, as applicable.

Hazard Insurance

The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the related servicing agreement or the pooling and servicing agreement, as applicable, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the related servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, will be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy will not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs will be recoverable by the related servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related protected account. The right of the related servicer to reimbursement for such costs incurred will be subject to the approval of the master servicer of any claim for such reimbursement to the extent set forth in the related servicing agreement and the pooling and servicing agreement.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard Insurance Proceeds may be insufficient to restore fully the damaged property.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the related servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The servicers, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted Mortgage Loans

The servicers will take such action either as each such servicer deems to be in the best interest of the issuing entity, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the servicers with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related servicing agreement and the pooling and servicing agreement, the related servicer will service the property acquired by the issuing entity through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines and to the extent set forth in the related servicing agreement or the pooling and servicing agreement, as applicable. The related servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered and (ii) it believes such restoration will increase proceeds to the issuing entity following the mortgaged property’s eventual liquidation.

Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the related servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

Servicing Compensation and Payment of Expenses

The master servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to any amounts earned on permitted investments in the  Master Servicer Collection Account. The master servicer will also be entitled to be reimbursed from the issuing entity for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the pooling and servicing agreement. Each servicer will be entitled to 1/12th of the related servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by such entity as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be the rate set forth in the related term sheet. Interest shortfalls on the mortgage loans in a loan group resulting from prepayments in any calendar month will be offset by the related servicer on the distribution date in the following calendar month, but only to the extent that such amount does not exceed the aggregate servicing compensation for the applicable distribution date.

In addition to the primary compensation described above, the related servicer will retain all assumption fees, tax service fees, fees for statements of account payoff, late payment charges and certain other amounts as set forth in the related servicing agreement and the pooling and servicing agreement, all to the extent collected from mortgagors.

The related servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in this term sheet supplement.

Protected Accounts

The servicers will establish and maintain one or more custodial accounts (referred to in this term sheet supplement as protected accounts) into which they will deposit daily or at such other time specified in the applicable servicing agreement or the pooling and servicing agreement, as applicable, all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries, the repurchase price for any mortgage loans repurchased, and advances made from the servicer’s own funds, less the applicable servicing fee. All protected accounts and amounts at any time credited thereto will comply with the requirements of the pooling and servicing agreement and the related servicing agreement and will meet the requirements of the rating agencies.

On the date specified in the pooling and servicing agreement or the applicable servicing agreement, as the case may be, the related servicer will withdraw from its protected account amounts on deposit therein and will remit them to the master servicer for deposit in the Master Servicer Collection Account.

Master Servicer Collection Account

The master servicer shall establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the “Master Servicer Collection Account”), into which it will deposit amounts received from each servicer and advances (to the extent required to make advances) made from the master servicer’s own funds (less the master servicer’s expenses, as provided in the pooling and servicing agreement). The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the pooling and servicing agreement and shall meet the requirements of the Rating Agencies.  The amount at any time credited to the Master Servicer Collection Account may be invested in the name of the trustee in such permitted investments selected by the master servicer as set forth in the pooling and servicing agreement.  The master servicer shall be entitled to any amounts earned and will be liable for any losses on permitted investments in the Master Servicer Collection Account.  The master servicer will deposit in the Master Servicer Collection Account, as received, the following amounts:

(i)         Any amounts withdrawn from a protected account or other permitted account;

(iii)  Any advance and compensating interest payments;

(iv)  Any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by the master servicer which were not deposited in a protected account or other permitted account;

(v)  The repurchase price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination;

(vi)  Any amounts required to be deposited with respect to losses on permitted investments; and

(vii)  Any other amounts received by or on behalf of the master servicer or the trustee and required to be deposited in the Master Servicer Collection Account pursuant to the pooling and servicing agreement.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a permitted investment:

(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)  interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

Distribution Account

The trustee will establish and maintain in the name of the trustee, for the benefit of the certificateholders and the Certificate Insurer, if any, an account (the “Distribution Account”), into which on the business day prior to each distribution date it will deposit all amounts transferred to it by the master servicer from the Master Servicer Collection Account and, if applicable, amounts from the Interest Coverage Account and pre-funding account as described in the pooling and servicing agreement. All amounts deposited to the Distribution Account will be held in the name of the trustee and for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement. The amount at any time credited to the Distribution Account may be held as cash or invested in the name of the trustee, in such permitted investments selected by the trustee as set forth in the pooling and servicing agreement. The trustee will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Distribution Account.

On each distribution date, the trustee will withdraw available funds from the Distribution Account and make payments to the related certificateholders in accordance with the provisions set forth under “Description of the Certificates—Distribution on the Certificates” in this term sheet supplement. The trustee will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to 1/12th of the trustee fee rate multiplied by the aggregate Stated Principal Balance of the mortgage loans as of the due date in the month preceding the month in which such distribution date occurs. The trustee fee rate will be the rate set forth in the related term sheet. The custodian will be entitled to compensation for its services under the custodial agreement which will be paid by the trustee. The trustee and the custodian will also be entitled to be reimbursed from the issuing entity for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the pooling and servicing agreement prior to the distribution of the available funds.

Prepayment Interest Shortfalls and Compensating Interest

When a borrower prepays all of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. When a borrower prepays a portion of a mortgage loan between due dates, the borrower does not pay interest on the amount prepaid.  Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a “Prepayment Interest Shortfall.” In order to mitigate the effect of any such shortfall in interest distributions to holders of the related offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to each servicer for such month will, to the extent of such shortfall, be remitted by the related servicer to the master servicer for deposit in the Master Servicer Collection Account. We refer to such deposited amounts as “Compensating Interest.” Any such deposit or remittance by the related servicer will be reflected in the distributions to holders of the related offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed. The Certificate Policy related to a class of Insured Certificate, if any, will not cover any shortfalls on such Insured Certificates due to Prepayment Interest Shortfalls or the failure of any servicer to pay Compensating Interest.

Advances

If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than for certain reasons as set forth in the applicable servicing agreement or the pooling and servicing agreement, for example as a result of application of the Relief Act or similar state or local laws, the related servicer will remit to the master servicer for deposit in the Master Servicer Collection Account within the number of days prior to the related distribution date set forth in the related servicing agreement or the pooling and servicing agreement, as applicable, an amount equal to such delinquency, net of the related servicing fee except to the extent the related servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the related servicer until the liquidation of the related mortgaged property. Failure by the related servicer to remit any required advance, which failure goes unremedied for the number of days specified in the pooling and servicing agreement or the related servicing agreement, as applicable, would constitute an event of default under such agreements. Such event of default by the related servicer will obligate the master servicer, the trustee or an appointed successor servicer to advance such amounts to the Distribution Account to the extent provided in the pooling and servicing agreement. Any failure of the master servicer as successor servicer to make such advances would constitute an event of default as discussed under “Description of the Certificates—Events of Default” in this term sheet supplement.

Evidence as to Compliance

The pooling and servicing agreement will provide that on or before March 15 of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function (each, a “responsible party”) will provide to the depositor, the master servicer and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The pooling and servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The pooling and servicing agreement will also provide for delivery to the depositor, the master servicer and the trustee on or before March 15 of each year of a separate annual statement of compliance from each responsible party to the effect that, to the best knowledge of the signing officer, each servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

The pooling and servicing agreement will also provide for delivery to the depositor, the trustee and the Certificate Insurer, if any, on or before a specified date in each year, of an annual statement signed by officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the trustee at the address of the trustee set forth under “The Trustee and the Custodian” in Schedule III of this term sheet supplement. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent received by the trustee and required under Regulation AB.

Certain Matters Regarding the Master Servicer and the Depositor

The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except (a) with the prior written consent of the trustee (which consent shall not be unreasonably withheld) or (b) if its duties thereunder are no longer permissible under applicable law and such impermissibility cannot be cured, in each case, evidenced by an opinion of counsel, addressed to and delivered to, the trustee. No such resignation will become effective unless:

•	the trustee or a successor master servicer has assumed the obligations and duties of the master servicer to the extent required in the pooling and servicing agreement;

•	the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

•
the trustee has received written confirmation from each rating agency substantially to the effect that the appointment of such successor will not cause that rating agency to reduce, suspend or withdraw its then-current ratings assigned to any class of offered certificates.

Notwithstanding the foregoing, the master servicer, however, has the right, with the written consent of the trustee and the Certificate Insurer, if any, (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the pooling and servicing agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the pooling and servicing agreement with respect to the qualifications of such purchaser or transferee.

The pooling and servicing agreement will further provide that none of the master servicer, the depositor, the sponsor nor any director, officer, employee, or agent of the master servicer, the depositor or the sponsor will be under any liability to the issuing entity or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, neither the master servicer, the depositor, the sponsor nor any such person will be protected against any breach of its representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

In addition, the pooling and servicing agreement will provide that neither the master servicer, the depositor nor the sponsor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the issuing entity, and the master servicer will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

Any person into which either the master servicer or the sponsor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the sponsor is a party, or any person succeeding to the business of the master servicer or the sponsor, will be the successor of the master servicer or the sponsor, as applicable under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

DESCRIPTION OF THE CERTIFICATES

General

The issuing entity will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the senior, mezzanine and subordinate classes of certificates listed in the accompanying term sheet, which we refer to collectively in this term sheet supplement as the offered certificates. The residual certificates will each represent the sole class of residual interests in the related real estate mortgage investment conduit established by the issuing entity, or REMIC.

The class of certificates identified in the accompanying term sheet will be entitled to any prepayment charges received in respect of the related mortgage loans.

The issuing entity will issue the offered certificates in book-entry form as described below, in minimum dollar denominations (other than the certificates set forth in the accompanying term sheet) of $100,000 and integral multiples of $1 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Book-Entry Registration

The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the applicable issuing entity will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

•
we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are unable to locate a qualified successor,

•	at our option, we elect to terminate the book-entry system through DTC, or

•
after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate Certificate Principal Balance of the applicable securities advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

Additionally, after the occurrence of an event of default under the pooling and servicing agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the pooling and servicing agreement, receive a definitive certificate evidencing such certificate owner’s fractional undivided interest in the related class of certificates. Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this term sheet supplement and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the issuing entity nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Glossary

“Accretion Directed Certificates” shall be the classes of certificates designated as such in the accompanying term sheet.

“Accretion Termination Date” shall mean the distribution date on which the Certificate Principal Balances of the related Accretion Directed Certificates are reduced to zero.

“Accrual Certificates” shall be the classes of certificates designated as such in the accompanying term sheet.

“Accrual Distribution Amount” shall mean, with respect to each distribution date preceding the related Accretion Termination Date, an amount equal to the aggregate amount of Accrued Certificate Interest on the Accrual Certificates for such distribution date, which amount will be added to the Certificate Principal Balance of such Accrual Certificates to the extent such amounts are required to be distributed to the holders of the related Accretion Directed Certificates, in the manner and priority set forth in the accompanying term sheet, as principal in reduction of the Certificate Principal Balance of the Accretion Directed Certificates. The amount that is added to the Certificate Principal Balance of the Accrual Certificates will accrue interest at its pass-through rate. On each distribution date on or after the related Accretion Termination Date, the entire Accrued Certificate Interest on the Accrual Certificates for that distribution date will be payable to the holders of such Accrual Certificates as interest, to the extent not required to fully reduce the Certificate Principal Balances of the related Accretion Directed Certificates to zero on the related Accretion Termination Date.

“Accrued Certificate Interest” for any certificate in a Shifting Interest Transaction (other than any principal only certificates, any residual certificates and any other class of certificates specified in the term sheet) for any distribution date, means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount of such certificate immediately prior to such distribution date less (i) in the case of any such senior certificate, such certificate’s share of any Net Interest Shortfalls from the related mortgage loans and, after the Cross-Over Date, the interest portion of any Realized Losses on the related mortgage loans and (ii) in the case of a subordinate certificate, such certificate’s share of any Net Interest Shortfalls and the interest portion of any Realized Losses on the mortgage loans. Such Net Interest Shortfalls will be allocated among the applicable certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest with respect to the senior certificates (other than classes of certificates set forth in the term sheet) and subordinate certificates is calculated as described in the related term sheet. No Accrued Certificate Interest will be payable with respect to any class of certificates after the distribution date on which the outstanding Certificate Principal Balance or Notional Amount of such certificate has been reduced to zero.

“Allocable Share” with respect to a Shifting Interest Transaction and any class of related subordinate certificates on any distribution date will generally equal such class’s pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the sum of each of the components of the definition of Subordinate Optimal Principal Amount for each loan group or subgroup, as applicable; provided, that, except as described in the second succeeding sentence, no class of related subordinate certificates (other than the class of related subordinate certificates outstanding with the highest payment priority) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definitions of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. The “Class Prepayment Distribution Trigger” for a class of related subordinate certificates for any distribution date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class subordinated thereto, if any, and the denominator of which is the aggregate Stated Principal Balance of all of the related mortgage loans as of the related due date, equals or exceeds such percentage calculated as of the closing date. If on any distribution date the Certificate Principal Balance of any class of related subordinate certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the definitions of Subordinate Optimal Principal Amount, to the extent of such class’s remaining Allocable Share, shall be distributed to the remaining classes of related subordinate certificates in reduction of their respective Certificate Principal Balances, sequentially, in the order of their payment priority. If the Class Prepayment Distribution Trigger is not satisfied for any class of related subordinate certificates on any distribution date, this may have the effect of accelerating the amortization of more senior classes of subordinate certificates.

“Applied Realized Loss Amount” with respect to any class of senior certificates (if Realized Losses are allocated to the senior certificates as described in the accompanying term sheet supplement) and any subordinate certificates in an OC Transaction and as to any distribution date, means the Realized Losses with respect to the mortgage loans in such loan group which have been applied in reduction of the Certificate Principal Balance of such class, minus any Subsequent Recoveries applied to such Applied Realized Loss Amount.

“Available Funds” with respect to an OC Transaction, shall mean the sum of Interest Funds and Principal Funds relating to the related mortgage loans. With respect to a Shifting Interest Transaction, shall mean the sum of Interest Funds and Principal Funds relating to the related mortgage loans, plus an amount equal to the initial aggregate Certificate Principal Balance of the Class R Certificates that the depositor will cause to be deposited into the Distribution Account on the Closing Date and used to make principal distributions to the related Class R Certificates.

“Basic Principal Distribution Amount” with respect to any distribution date and the certificates in an OC Transaction is the lesser of (a) the excess of (i) the related Available Funds for such distribution date over (ii) the aggregate Monthly Interest Distributable Amount for the related senior certificates and subordinate certificates for such distribution date and (b) the excess of (i) the Principal Remittance Amount for the related senior certificates and subordinate certificates for such distribution date over (ii) the related Overcollateralization Release Amount, if any, for such distribution date.

“Basis Risk Shortfall Carry Forward Amount” with respect to any distribution date and the certificates in an OC Transaction as of any distribution date for the senior certificates and subordinate certificates is the sum of:

•	if on such distribution date the Pass-Through Rate for such class is based upon the related Net Rate Cap, the excess, if any, of:

(1)  the amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable Pass-Though Rate not been based upon the related Net Rate Cap, over

(2)  the amount of Current Interest that such class received on such distribution date at the related Net Rate Cap for such distribution date (such excess being the “Basis Risk Shortfall” for such distribution date); and

•
the Basis Risk Shortfall Carry Forward Amount for the previous distribution date not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for the current distribution date.

“Capitalization Reimbursement Amount” means, with respect to any distribution date, the aggregate of amounts added to the Stated Principal Balance of the mortgage loans during the preceding calendar month in connection with the modification of such mortgage loan which amounts represent unreimbursed advances or servicing advances owed to the servicers or the master servicer.

“Capped Floater Certificates” means, with respect to an OC Transaction in which the Interest Rate Cap or Net Rate Cap for a combination of certificates is based on an assumed certificate, any certificates to which such Interest Rate Cap or Net Rate Cap applies whose pass-through rates vary directly with LIBOR.

“Capped Inverse Floater Certificates” means, with respect to an OC Transaction in which the Interest Rate Cap or Net Rate Cap for a combination of certificates is based on an assumed certificate, any certificates to which such Interest Rate Cap or Net Rate Cap applies whose pass-through rates vary inversely with LIBOR.

“Certificate Insurer” means the certificate insurer for the related class of certificates, if any, as described in the accompanying term sheet.

“Certificate Policy” is the insurance policy relating to the Insured Certificates, if any, as described under “The Certificate Policy” in Schedule IV of this term sheet supplement.

“Certificate Principal Balance” with respect to any class of senior certificates and subordinate certificates and any distribution date, is the original certificate principal balance of such class as set forth in the term sheet, plus, in the case of the Accrual Certificates, an amount equal to the Accrued Certificate Interest added to the Certificate Principal Balance of such Accrual Certificates on each distribution date on or prior to the related Accretion Termination Date, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Realized Losses or Applied Realized Loss Amounts allocated to such class on previous distribution dates; provided that, the Certificate Principal Balance of any class of senior certificates, if Realized Losses are applied to the senior certificates as described in the accompanying term sheet, or subordinate certificates with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the related mortgage loans received by the master servicer, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate.

“Class PO Certificate” means any class of principal only certificates entitled to principal payments only from the Discount Mortgage Loans in the related loan group or subgroup and, if applicable, from the pre-funding account in accordance with the pooling and servicing agreement.

“Class PO Certificate Deferred Payment Writedown Amount” means, with respect to any distribution date and each class of Class PO Certificates, the amount distributed to such Class PO Certificates on such distribution date pursuant to priority sixth of clause (A) under “Distributions on the Certificates in a Shifting Interest Transaction.” The Class PO Certificate Deferred Payment Writedown Amount will be allocated to the classes of related subordinate certificates in reverse order of their payment priority, until the Certificate Principal Balance of each such class has been reduced to zero.

“Class PO Certificate Principal Distribution Amount” with respect to each distribution date and each class of Class PO Certificates, means an amount equal to the sum of the following (but in no event greater than the Certificate Principal Balance of such Class PO Certificates immediately prior to such distribution date):

(i)           the PO Percentage of the principal portion of all monthly payments due on the Discount Mortgage Loan in the related loan group or subgroup, as applicable, on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(ii)           the PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, which was the subject of a prepayment in full received by the related servicer during the applicable Prepayment Period (as defined below);

(iii)           the related PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period with respect to any Discount Mortgage Loan in the related loan group or subgroup, as applicable;

(iv)           the lesser of (a) the related PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, which became a liquidated mortgage loan during the prior calendar month (other than a Discount Mortgage Loan described in the immediately following clause (B)) and all Subsequent Recoveries received in respect of each defaulted Discount Mortgage Loan in the related loan group or subgroup, as applicable, during the prior calendar month and (B) the Stated Principal Balance of each such Discount Mortgage Loan in the related loan group or subgroup, as applicable, purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the related PO Percentage of the sum of (A) the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, which became a liquidated mortgage loan during the prior calendar month (other than a Discount Mortgage Loan described in the immediately following clause (B)) and (B) the Stated Principal Balance of each such Discount Mortgage Loan that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise;

(v)           the related PO Percentage of the sum of (a) the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, which was repurchased by the sponsor in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, that has been replaced by the sponsor with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date over the Stated Principal Balance of each such substitute Discount Mortgage Loan; and

(vi)           on the first distribution date immediately following the Pre-Funding Period, any amounts then remaining in the subaccount of the pre-funding account relating to the Class PO Certificates.

“Class R Certificates” means any of the residual certificates.

“Compensating Interest” shall mean any payments made by the servicers to cover Prepayment Interest Shortfalls.

“Cross-Over Date” with respect to each group of certificates means the distribution date on which the aggregate Certificate Principal Balance of the related subordinate certificates has been reduced to zero.

“Current Interest” with respect to each class of senior certificates and subordinate certificates in an OC Transaction and each distribution date is the interest accrued at the applicable Pass-Through Rate for the applicable accrual period on the Certificate Principal Balance or Notional Amount of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of senior certificates and subordinate certificates.

“Current Specified Enhancement Percentage” with respect to an OC Transaction and any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the subordinate certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month).

“Deceased Holder” is any beneficial owner of a Retail Lottery Certificate who was a natural person living at the time that holder's interest was acquired and whose executor or other authorized representative causes to be furnished to the participant, evidence of death satisfactory to the participant and any tax waivers requested by the participant.

“Discount Mortgage Loan” means with respect to the related loan group or subgroup (other than any amounts in a pre-funding account, if applicable), as applicable, any mortgage loan with a Net Mortgage Rate less than the related Discount Mortgage Rate.

“Discount Mortgage Rate” means the Net Mortgage Rate specified in the accompanying term sheet with respect to a loan group or subgroup, as applicable.

“Due Period” with respect to any distribution date, is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

“Early Turbo Payment Date” has the meaning set forth in the related term sheet, if applicable.

“Excess Cashflow” with respect to any distribution date and each loan group in an OC Transaction is the sum of (i) the related Remaining Excess Spread for such distribution date and (ii) the related Overcollateralization Release Amount for such distribution date.

“Excess Spread” with respect to an OC Transaction and any distribution date is the excess, if any, of the Interest Funds for such distribution date, over the Current Interest on the senior certificates and subordinate certificates and Interest Carry Forward Amounts on the senior certificates or subordinate certificates, as applicable, (other than any such Interest Carry Forward Amounts paid pursuant to interest distributions as described in the accompanying term sheet) on such distribution date.

“Extra Principal Distribution Amount” with respect to any distribution date and each loan group in an OC Transaction is the lesser of (a) the excess, if any, of the related Overcollateralization Target Amount for such distribution date, over the related Overcollateralization Amount for such distribution date (after giving effect to distributions of principal on the certificates other than any related Extra Principal Distribution Amount) and (b) the related Excess Spread for such distribution date.

“Fiscal Quarter” with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

“Insurance Proceeds” are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer’s normal servicing procedures, other than proceeds that represent reimbursement of the related servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“Insured Certificates” means any certificates identified in the related term sheet for which a related Certificate Policy provides credit enhancement.

“Interest Accrual Period” with respect to any distribution date and the certificates, the period set forth in the related term sheet.

“Interest Carry Forward Amount” with respect an OC Transaction and each class of senior certificates and subordinate certificates and any distribution date, is the sum of:

the excess of:

(a)           Current Interest for such class with respect to such distribution date and any prior distribution dates over

(b)           the amount actually distributed to such class with respect to interest on such distribution dates, and interest on such excess (to the extent permitted by applicable law) at the applicable Pass- Through Rate for the related Interest Accrual Period including the Interest Accrual Period relating to the current distribution date.

“Interest Coverage Account” means the account established by the trustee in the name of the trustee and designated “Interest Coverage Account, [trustee], as trustee for the benefit of holders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2007-AC6”.

“Interest Funds” with respect to a distribution date and each subgroup or loan group, as applicable, generally are equal to the sum, without duplication, of

(a)  all scheduled interest collected on the mortgage loans in the related subgroup or loan group, as applicable, less the related servicing fee, the trustee fee and the lender paid mortgage insurance fee, if any,

(b)  all advances relating to interest on the mortgage loans in the subgroup or loan group, as applicable,

(c)  all Compensating Interest with respect to such subgroup or loan group, as applicable,

(d)  Net Liquidation Proceeds and Subsequent Recoveries, to the extent such Net Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the prior calendar month, in each case with respect to the mortgage loans in the related subgroup or loan group, as applicable,

(e)  the interest portion of proceeds of the repurchase of any mortgage loans in the related subgroup or loan group, as applicable, and

(f)  the interest portion of the purchase price of the assets of the mortgage loans in the related subgroup or loan group, as applicable, (and other assets acquired in respect of the mortgage loans) upon exercise by the related Optional Termination Holder of its optional termination right,

(g)  any amounts remitted from the Interest Coverage Account for payment to the related certificateholders in respect of interest pursuant to the pooling and servicing agreement, less

(h)  amounts reimbursable to the servicers, the master servicer, the trustee and the custodian as provided in the pooling and servicing agreement.

“Interest Only Certificates” means any class of certificates that are entitled only to interest distributions as indicated in the related term sheet.

“Interest Rate Cap” with respect to each class of certificates will have the meaning specified in the accompanying term sheet, if applicable.

“Insurance Agreement” means the insurance and indemnity agreement related to a class of Insured Certificates, if any.

“Interest Shortfall” with respect to any distribution date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the mortgage loans in the related subgroup or loan group, as applicable, resulting from (a) prepayments in full with respect to such subgroup or loan group received during the related Prepayment Period, (b) partial prepayments with respect to such subgroup or loan group, as applicable, received during the related Prepayment Period to the extent applied prior to the due date in the month of the distribution date and (c) interest payments on certain of the mortgage loans in such subgroup or loan group being limited pursuant to the provisions of the Relief Act or similar state or local laws.

“Lender-Paid PMI Rate” with respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the applicable servicer out of interest collections on the related mortgage loan.

“Liquidation Proceeds” are amounts received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property and any other proceeds received with respect to an REO Property, other than Insurance Proceeds and proceeds representing any profit realized by the related servicer in connection with the disposition of such mortgaged property.

“Monthly Interest Distributable Amount” for any senior certificates and subordinate certificates in an OC Transaction for any distribution date, means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the Certificate Principal Balance or Notional Amount of such certificate immediately prior to such distribution date less (i) in the case of a related senior certificate, such certificate’s share of any Net Interest Shortfalls from the related mortgage loans and (ii) in the case of a subordinate certificate, such certificate’s share of any Net Interest Shortfalls and the interest portion of any Realized Losses on the related mortgage loans. Such Net Interest Shortfalls will be allocated among the related certificates in proportion to the amount of the Monthly Interest Distributable Amount for such group of certificates that would have been allocated thereto in the absence of such shortfalls. The interest portion of Realized Losses for the related mortgage loans will be allocated in the order specified in the accompanying term sheet. The Monthly Interest Distributable Amount with respect to the senior certificates and subordinate certificates is calculated as specified in the accompanying term sheet. No Monthly Interest Distributable Amount will be payable with respect to any class of certificates after the distribution date on which the outstanding Certificate Principal Balance of such certificate has been reduced to zero.

“Net Interest Shortfalls” means Interest Shortfalls net of payments by the related servicer in respect of Compensating Interest.

“Net Liquidation Proceeds” with respect to a mortgage loan are Liquidation Proceeds net of unreimbursed advances by the related servicer or the master servicer, advances and expenses incurred by the related servicer or the master servicer in connection with the liquidation of such mortgage loan and the related mortgaged property.

“Net Monthly Excess Cashflow” with respect to any loan group in an OC Transaction and any distribution date, means the sum of (a) the Remaining Excess Spread for the related loan group and (b) the Overcollateralization Release Amount for the related loan group for such distribution date.

“Net Mortgage Rate” with respect to any mortgage loan is a rate equal to the applicable interest rate borne by such mortgage loan less the sum of the respective rates used to calculate the servicing fee, the trustee fee and the Lender-Paid PMI Rate, if any.

“Net Rate Cap” with respect to each class of certificates will have the meaning specified in the accompanying term sheet, if applicable.

“Net WAC Pass-Through Amount” means, with respect to an OC Transaction in which the Interest Rate Cap or Net Rate Cap for a combination of certificates is based on an assumed certificate, and any Capped Floater Certificate and any distribution date, the excess, if any, of (A) the amount of interest payable to the REMIC regular interest the ownership of which is represented by such Capped Floater Certificate, as described in the pooling and servicing agreement, over (B) the amount of interest payable to such Capped Floater Certificate at the related Pass-Through Rate.

“Net WAC Rate Carryover Amount” with respect to each class of senior certificates and subordinate certificates in an OC Transaction and any distribution date, unless otherwise indicated in the accompanying term sheet, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class would have been entitled to receive on such distribution date if the pass-through rate applicable to such class would not have been reduced by the related Interest Rate Cap on such distribution date, over (y) the amount of interest paid on such distribution date if the Pass-Through Rate is limited by the related Interest Rate Cap, plus (ii) the related Net WAC Rate Carryover Amount for the previous distribution date not previously distributed together with interest thereon at a rate equal to the pass-through rate for such class for the most recently ended Interest Accrual Period.

“Non-Discount Mortgage Loan” in a Shifting Interest Transaction means any mortgage loan in the related loan group or subgroup (other than any amount in a pre-funding account, if applicable), as applicable, with a Net Mortgage Rate greater than or equal to the Discount Mortgage Rate.

“Non-PO Percentage” in a Shifting Interest Transaction in which Class PO Certificates are offered, means with respect to any Discount Mortgage Loan in the related loan group or subgroup, as applicable, a fraction, expressed as a percentage, (x) the numerator of which is equal to the related Net Mortgage Rate, and (y) the denominator of which is equal to that Discount Mortgage Rate. With respect to any Non-Discount Mortgage Loan in a Shifting Interest Transaction in which Class PO Certificates are offered, 100%.  With respect to any mortgage loan in a Shifting Interest Transaction in which Class PO Certificates are not offered, 100%.

“Notional Amount” means with respect to each class of Interest Only Certificates, the amount specified in the accompanying term sheet for such class.

“Overcollateralization Amount” with respect to any distribution date and the mortgage loans in an OC Transaction is the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) over (b) the aggregate Certificate Principal Balance of the related senior certificates and subordinate certificates on such distribution date (after taking into account the payment of principal other than any related Extra Principal Distribution Amount or Overcollateralization Increase Amount on such certificates).

“Overcollateralization Increase Amount” for any distribution date and the mortgage loans in an OC Transaction, means the lesser of (a) the excess, if any, of (i) the related Overcollateralization Target Amount, over (ii) the related Overcollateralized Amount on such distribution date (after taking into account payments to the related senior certificates and related subordinate certificates of the related Basic Principal Distribution Amount on such distribution date), and (b) related Excess Spread for such distribution date.

“Overcollateralization Release Amount” with respect to any distribution date is the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Overcollateralization Amount for such distribution date (assuming that 100% of such Principal Funds is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that distribution date).

“Overcollateralization Target Amount” with respect to each distribution date and any OC Structure Loan Group, the percentage specified in the accompanying term sheet.

“PO Percentage” in a Shifting Interest Transaction in which Class PO Certificates are offered means with respect to any related Discount Mortgage Loan, a fraction expressed as a percentage, equal to the related Discount Mortgage Rate minus the Net Mortgage Rate thereof.  With respect to any mortgage loan in a Shifting Interest Transaction in which Class PO Certificates are not offered, 0%.

“Prepayment Period” with respect to a distribution date is the period set forth in the related servicing agreement or the related pooling and servicing agreement.

“Principal Distribution Amount” with respect to any OC Transaction and each distribution date is equal to:

•	the Principal Funds or Basic Principal Distribution Amount for such distribution date, plus

•	any Extra Principal Distribution Amount or Overcollateralization Increase Amount for such distribution date, less

•	in the case that Basic Principal Distribution Amount is not defined, any Overcollateralization Release Amount for such distribution date.

With respect to any Shifting Interest Transaction and any distribution date, an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related certificates (other than the residual certificates) immediately prior to such distribution date):

(1)           the applicable Senior Percentage of the Non-PO Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related loan group or subgroup on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)           the applicable Senior Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which was the subject of a prepayment in full received by the servicers during the applicable Prepayment Period;

(3)           the applicable Senior Prepayment Percentage of the Non-PO Percentage of all partial prepayments allocated to principal with respect to each mortgage loan in the related loan group or subgroup received during the applicable Prepayment Period;

(4)           the lesser of (a) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related loan group or subgroup which became a liquidated mortgage loan during the prior calendar month (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each liquidated mortgage loan in the related loan group or subgroup during the prior calendar month and (ii) the Stated Principal Balance of each such mortgage loan in the related loan group or subgroup purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the Non-PO Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which became a liquidated mortgage loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and (ii) the Stated Principal Balance of each such mortgage loan in the related loan group or subgroup that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

(5)           the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which was repurchased by EMC or its designee in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of each mortgage loan in such loan group or subgroup that has been replaced by EMC or its designee with a substitute mortgage loan pursuant to the mortgage loan purchase agreement and the subsequent mortgage loan purchase agreement, if applicable, in connection with such distribution date, over the Stated Principal Balance of each such substitute mortgage loan.

“Principal Funds” for each loan group or subgroup generally are equal to the sum, without duplication, of:

(i)  the scheduled principal collected on the mortgage loans in the related loan group or subgroup during the related Due Period or advanced on or before the related servicer advance date;

(ii)  prepayments, exclusive of any prepayment charges, collected on the mortgage loans in the related loan group or subgroup in the related Prepayment Period;

(iii)  the Stated Principal Balance of each mortgage loan in the related loan group or subgroup that was repurchased by the sponsor or the related servicer;

(iv)  the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans in the related loan group or subgroup, as applicable, is less than the aggregate unpaid principal balance of any deleted mortgage loan in the related loan group or subgroup delivered by the related servicer in connection with a substitution of such mortgage loan in such loan group or subgroup;

(v)  all Net Liquidation Proceeds and Subsequent Recoveries collected during the prior calendar month on the mortgage loans in the related loan group or subgroup to the extent such Net Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the prior calendar month, in each case with respect to the mortgage loan in the related loan group or subgroup; and

(vi)  the principal portion of the purchase price of the mortgage loans in the related loan group or subgroup (and all other assets required in respect of the mortgage loans in the related loan group or subgroup) upon the exercise by the Optional Termination Holder of its optional termination right;

(vii)  any amounts remitted from the pre-funding account for payment to the related certificateholders in respect of principal pursuant to the pooling and servicing agreement, less

(viii)  such loan group’s or subgroup’s pro rata share (based on the aggregate Stated Principal Balance of the mortgage loans in that loan group or subgroup) of amounts reimbursable to the related servicer, the master servicer, the trustee and the custodian, as provided in the pooling and servicing agreement, to the extent not reimbursed from Interest Funds for such loan group or subgroup; and

(ix)  any Capitalization Reimbursement Amount to the extent such amounts relate to any mortgage loan in such loan group.

“Principal Remittance Amount” with respect to any loan group in an OC Transaction and each distribution date, is equal to the sum of the amounts listed in clauses (i) through (vi) of the definition of Principal Funds for such loan group.

“Realized Loss” is the excess of the unpaid Stated Principal Balance of a defaulted mortgage loan plus accrued and unpaid interest thereon at the mortgage rate to the extent not advanced by the master servicer through the last day of the month of liquidation over the Net Liquidation Proceeds with respect thereto. With respect to each mortgage loan which is the subject of a Servicing Modification during the calendar month immediately preceding the related distribution date, the sum of (a) the total amount of interest and principal which is forgiven with respect to the related mortgage loan or the amount by which a monthly payment has been reduced due to a reduction of the interest rate and (b) the amount of any advances and servicing advances, to the extent forgiven, made by the related servicer or the master servicer with respect to such mortgage loan which are reimbursable from the issuing entity to the related servicer or the master servicer with respect to that Servicing Modification, subject to the terms of the pooling and servicing agreement; provided that, the amounts expressed in clause (a) above shall not include the amounts expressed in clause (b) above. To the extent that the master servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of certificates on any distribution date.

“Reimbursement Amount” with respect to any Certificate Policy is the sum of (a) the aggregate unreimbursed amount of any payments made by the related Certificate Insurer under such Certificate Policy, together with interest on such amount from the date of payment by the Certificate Insurer until paid in full at the Late Payment Rate (as defined in the Insurance Agreement) and (b) any other amounts owed to the Certificate Insurer under the Insurance Agreement or the pooling and servicing agreement.

“Relief Act” means the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Remaining Excess Spread” with respect to any OC Structure Loan Group and any distribution date is the Excess Spread for such loan group less any Extra Principal Distribution Amount or Overcollateralization Increase Amount, in each case for such distribution date.

“Rounding Account” is a non-interest bearing account to be established on the Closing Date for each class of Retail Lottery Certificates, each with a $999.99 deposit by Bear, Stearns & Co. Inc.

“Senior Percentage” with respect to any Shifting Interest Loan Group, the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the related senior certificates of such loan group or subgroup (other than the related Class PO Certificates and Class R Certificates), immediately prior to such distribution date, by the aggregate Stated Principal Balance of the mortgage loans in such loan group or subgroup (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans and the portion of any pre-funding account related to the Class PO Certificates, if applicable) as of the beginning of the related Due Period.

“Senior Prepayment Percentage” in a Shifting Interest Transaction for the related senior certificates on any distribution date occurring during the periods set forth below will be as follows:

•	With respect to any distribution date occurring from and including the first distribution date to and including the 60th distribution date, 100%;

•
With respect to any distribution date occurring from and including the 61st distribution date to and including the 72nd distribution date, the Senior Percentage for the related senior certificates for such distribution date plus 70% of the related Subordinate Percentage;

•
With respect to any distribution date occurring from and including the 73rd distribution date to and including the 84th distribution date, the Senior Percentage for the related senior certificates for such distribution date plus 60% of the related Subordinate Percentage;

•
With respect to any distribution date occurring from and including the 85th distribution date to and including the 96th distribution date, the Senior Percentage for the related senior certificates for such distribution date plus 40% of the related Subordinate Percentage;

•
With respect to any distribution date occurring from and including the 97th distribution date to and including the 108th distribution date, the Senior Percentage for the related senior certificates for such distribution date plus 20% of the related Subordinate Percentage; and

•	With respect to any distribution date thereafter, the Senior Percentage for the related senior certificates;

Any scheduled reduction to the Senior Prepayment Percentage for the related senior certificates shall not be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Stated Principal Balance of the mortgage loans in each loan group or subgroup related to such Shifting Interest Transaction delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the issuing entity) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the related subordinate certificates does not exceed 50% and (2) cumulative Realized Losses on the mortgage loans in each loan group or subgroup related to such Shifting Interest Transaction do not exceed (a) 30% of the aggregate Certificate Principal Balance of the related subordinate certificates as of the closing date (the “Original Subordinate Principal Balance”) if such distribution date occurs during the sixth year, (b) 35% of the Original Subordinate Principal Balance if such distribution date occurs during the seventh year, (c) 40% of the Original Subordinate Principal Balance if such distribution date occurs during the eighth year, (d) 45% of the Original Subordinate Principal Balance if such distribution date occurs during the ninth year, and (e) 50% of the Original Subordinate Principal Balance if such distribution date occurs during or after tenth year.

Notwithstanding the foregoing, if on any distribution date, the percentage for the related loan group or subgroup, as applicable, the numerator of which is the aggregate Certificate Principal Balance of the related senior certificates (other than the Class PO Certificates and Class R Certificates) immediately preceding such distribution date, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans in such loan group or subgroup (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans and the portion of any pre-funding account related to the Class PO Certificates, if applicable) as of the beginning of the related Due Period, exceeds such percentage as of the cut-off date, then the Senior Prepayment Percentage with respect to such senior certificates for such distribution date will equal 100%.

“Senior Principal Distribution Amount” with respect to the senior certificates related to a loan group or subgroup in a Shifting Interest Transaction and each distribution date, means an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related certificates (other than the Class PO Certificates and Class R Certificates), immediately prior to such distribution date):

(1)           the applicable Senior Percentage of the Non-PO Percentage of the principal portion of all monthly payments due on the mortgage loans in the related subgroup or loan group on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)           the applicable Senior Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related subgroup or loan group which was the subject of a prepayment in full received by the servicers during the applicable Prepayment Period;

(3)           the applicable Senior Prepayment Percentage of the Non-PO Percentage of all partial prepayments allocated to principal received on the mortgage loans in the related subgroup or loan group during the applicable Prepayment Period;

(4)           the lesser of (a) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related subgroup or loan group which became a liquidated mortgage loan during the prior calendar month (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each liquidated mortgage loan in the related subgroup or loan group during the prior calendar month and (ii) the Stated Principal Balance of each such mortgage loan in the related subgroup or loan group purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the Non-PO Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related subgroup or group which became a liquidated mortgage loan during the prior calendar month (other than the mortgage loans described in the immediately following clause (ii)) and (ii) the Stated Principal Balance of each such mortgage loan in the related subgroup or loan group that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise;

(5)           the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related subgroup or loan group which was repurchased by EMC or its designee in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of each mortgage loan in the related subgroup or loan group that has been replaced by EMC or its designee with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date over the Stated Principal Balance of each such substitute mortgage loan;

(6)           on the first distribution date immediately following the Pre-Funding Period, the applicable Senior Prepayment Percentage of any amounts then remaining in the subaccount of the pre-funding account relating to the certificates (other than the Class PO Certificates); minus

(7)           any Capitalization Reimbursement Amount to the extent such amounts relate to any mortgage loan in such loan group.

“Servicing Modification” with respect to any mortgage loan that is in default or with respect to which default is imminent or reasonably foreseeable or as otherwise set forth in the pooling and servicing agreement or related servicing agreement, as applicable, any modification which is effected by the servicers in accordance with the terms of the pooling and servicing agreement or the related servicing agreement, as applicable, that results in any change to the payment terms of the mortgage loan.

“Stated Principal Balance” of any mortgage loan means, with respect to any distribution date, (1) the sum of (a) the cut-off date principal balance thereof and (b) the amount by which the Stated Principal Balance of the mortgage loan has been increased pursuant to a Servicing Modification, minus (2) the sum of

(i)  the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

(ii)  all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period;

(iii)  all Liquidation Proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement or the related servicing agreement that were received by the related servicer as of the close of business on the last day of the calendar month immediately preceding such distribution date;

(iv)  any Realized Loss thereon incurred during the prior calendar month; and

The Stated Principal Balance of any liquidated mortgage loan is zero.

“Stepdown Date” with respect to an OC Transaction, as defined in the accompanying term sheet.

“Subordinate Certificate Writedown Amount” with respect to the subordinate certificates in a Shifting Interest Transaction, the amount by which (x) the aggregate Certificate Principal Balance of all of the certificates related to such Shifting Interest Transaction (other than any related classes of Class R Certificates) (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of such certificates) exceeds (y) the aggregate Stated Principal Balance of the mortgage loans in the related loan groups or subgroups on the due date related to such distribution date.

“Subordinate Optimal Principal Amount” with respect to the subordinate certificates in a Shifting Interest Transaction and each distribution date will be an amount equal to the sum of the following from each related loan group or subgroup (but in no event greater than the aggregate Certificate Principal Balance of such subordinate certificates immediately prior to such distribution date):

(1)           the applicable Subordinate Percentage of the Non-PO Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related loan group or subgroup on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)           the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which was the subject of a prepayment in full received by the servicers during the applicable Prepayment Period;

(3)           the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each mortgage loan in the related loan group or subgroup;

(4)           the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the prior calendar month in respect of each liquidated mortgage loan in the related loan group or subgroup, over (b) the sum of the amounts distributable to the holders of the related senior certificates (other than any related classes of Class R Certificates and Class PO Certificates) pursuant to clause (4) of the related definition of “Principal Distribution Amount” and clause (iv) of the related definition of “Class PO Certificate Principal Distribution Amount” on such distribution date;

(5)           the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which was repurchased by the sponsor or its designee in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in the related loan group or subgroup, as applicable, that has been replaced by the sponsor or its designee with a substitute mortgage loan pursuant to the mortgage loan purchase agreement and the subsequent mortgage loan purchase agreement, if applicable, in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan;

(6)           on the distribution date on which the Certificate Principal Balances of the related senior certificates (other than the related Interest Only Certificates and Class PO Certificates) have all been reduced to zero, 100% of any applicable Principal Distribution Amount; and

(7)           on the first distribution date immediately following the Pre-Funding Period, the applicable Subordinate Prepayment Percentage of any amounts then remaining in the subaccount of the pre-funding account relating to the certificates (other than the Class PO Certificates); less

(8)           any Capitalization Reimbursement Amount to the extent such amounts relate to any mortgage loan in such loan group.

“Subordinate Percentage” as of any distribution date and with respect to any loan group or subgroup in a Shifting Interest Transaction, 100% minus the related Senior Percentage for the senior certificates related to such loan group or subgroup.

“Subordinate Prepayment Percentage” as of any distribution date and with respect to any loan group or subgroup in a Shifting Interest Transaction, 100% minus the related Senior Prepayment Percentage for such loan group or subgroup, except that on any distribution date after the Certificate Principal Balance of each class of related senior certificates has each been reduced to zero, the Subordinate Prepayment Percentage for the related subordinate certificates will equal 100%.

“Subsequent Cut-off Date” means, with respect to those Subsequent Mortgage Loans sold to the issuing entity pursuant to a subsequent transfer instrument, the later of (i) the first day of the month in which the related Subsequent Transfer Date occurs or (ii) the date of origination of such mortgage loan.

“Subsequent Mortgage Loans” means, the crossed mortgage loans which will be acquired by the trust during the pre-funding period with amounts on deposit in the pre-funding account.

 “Subsequent Recoveries” means any amount recovered by a servicer or the master servicer (net of reimbursable expenses) with respect to a defaulted mortgage loan with respect to which a Realized Loss was incurred, after the liquidation or disposition or as a result of a modification of such mortgage loan.

“Subsequent Transfer Date” means, with respect to each subsequent transfer instrument, the date on which the related Subsequent Mortgage Loans are sold to the issuing entity.

“Subsequent Transfer Instrument” means, each subsequent transfer instrument, dated as of a subsequent closing date, executed by the trustee at the written direction of the seller and substantially in the form attached to the pooling and servicing agreement, by which Subsequent Mortgage Loans are transferred to the issuing entity.

“Target Rate” means, with respect to an OC Transaction in which the Interest Rate Cap or Net Rate Cap for a combination of certificates is based on an assumed certificate and any distribution date, the per annum rate specified in the accompanying term sheet for the assumed certificate based on which such Interest Rate Cap or Net Rate Cap is determined.

“Trigger Event” with respect to an OC Transaction, as defined in the accompanying term sheet.

“Unpaid Realized Loss Amount” with respect to the senior certificates and as to any distribution date is the excess of:

•	Applied Realized Loss Amounts with respect to such class over

•	the sum of all distributions in reduction of the Applied Realized Loss Amounts of such class on all previous distribution dates.

Any amounts distributed to the senior certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

“10% Clean-up Call Date” in an OC Transaction as specified in the accompanying term sheet, means the first distribution date on which the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the end of the related Due Period is less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans in such loan group as of the cut-off date.

“20% Clean-up Call Date” in an OC Transaction as specified in the accompanying term sheet, means the first distribution date on which the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the end of the related Due Period is less than or equal to 20% of the aggregate Stated Principal Balance of the mortgage loans in such loan group as of the cut-off date.

Distributions on the Certificates

General. On each distribution date, the trustee will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date. In addition, for any Shifting Interest Transaction the depositor shall cause to deposited into the Distribution Account an amount equal to the Certificate Principal Balance for each class of Class R Certificates to be added to the Available Funds for the related loan group or subgroup out of which principal distributions to such Class R Certificates will be made.

The trustee will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the trustee, then the trustee will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the trustee designated for such purposes. As of the closing date, the trustee designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services/BSABS I 2007-AC6 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Distributions on the Certificates in an OC Transaction

Interest Distributions. On each distribution date, the trustee will withdraw from the related Distribution Account the amount of the Interest Funds for each OC Structure Loan Group for such distribution date and, based on the related monthly statement provided to it by the master servicer and apply such amount as described in the accompanying term sheet.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls will be allocated as described in the accompanying term sheet.

In the case of an OC Transaction in which the Interest Rate Cap or Net Rate Cap for a combination of certificates is based on an assumed certificate, solely for federal income tax purposes, on each distribution date on which the weighted average of the Net Mortgage Rates on the mortgage loans in the related loan group is less than the related Target Rate, (i) the related Monthly Interest Distributable Amount or Current Interest distributable from a REMIC in respect of the related Capped Floater Certificates will include the Net WAC Pass-Through Amount for such distribution date, which amount will be deemed paid by the holders of such certificates to a reserve account (the “Net WAC Pass-Through Reserve Account”) and (ii) the related Monthly Interest Distributable Amount or Current Interest distributable from a REMIC in respect of the related Capped Inverse Floater Certificates will be net of the related Net WAC Pass-Through Amount for such distribution date, which amount the holders of such certificates will be deemed to receive from the Net WAC Pass-Through Reserve Account.

Any Excess Spread with respect to an OC Structure Loan Group to the extent necessary to restore or maintain a level of overcollateralization equal to the Overcollateralization Target Amount for such OC Structure Loan Group will be the related Extra Principal Distribution Amount or Overcollateralization Amount and will be included as part of the Principal Distribution Amount and distributed as described under principal distributions in the accompanying term sheet. Any Excess Spread remaining after the distribution of the related Extra Principal Distribution Amount or Overcollateralization Increase Amount will be the related Remaining Excess Spread and, together with any related Overcollateralization Release Amount, will be applied as related Excess Cashflow or Net Monthly Excess Cashflow as described in the  accompanying term sheet.

Principal Distributions. On each distribution date, the trustee will, based on the related monthly statement provided to it by the master servicer, distribute the Principal Distribution Amount with respect to the related senior certificates and related subordinate certificates for such distribution date to such classes of certificates as described in the accompanying term sheet.

On each distribution date, all amounts representing prepayment charges in respect of the related mortgage loans received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed to the Class P Certificates or other class of certificates as described in the accompanying term sheet and shall not be available for distribution to the holders of any other class of certificates. The payment of such prepayment charges shall not reduce the Certificate Principal Balance of the Class P Certificates or such other class of certificates.

Excess Spread and Overcollateralization Provisions. On each distribution date, Excess Spread for an OC Structure Loan Group will be distributed as described in the accompanying term sheet.

Distributions on the Senior Certificates  in a Shifting Interest Transaction

(A)           Subject to clause (F) below, on each distribution date the Available Funds for the related Shifting Interest Loan Group will be distributed to the related certificates as follows:

first, to the senior certificates (other than the related principal only certificates, residual certificates and any Accrual Certificates to the extent set forth in the term sheet and this term sheet supplement), on a pro rata basis, the Accrued Certificate Interest on such classes for such distribution date. As described below, accrued interest on such classes of senior certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

second, to the senior certificates (other than the related principal only certificates, residual certificates and any Accrual Certificates to the extent set forth in the term sheet and this term sheet supplement), on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Available Funds for the related loan group or subgroup, as applicable;

third, to the senior certificates (other than the related principal only and Interest Only Certificates) in the manner and order of priority set forth in the term sheet, in reduction of the Certificate Principal Balances thereof to the extent of the remaining Available Funds for the related to loan group or subgroup, as applicable;

fourth, to the related Class PO Certificates, if any, the related Class PO Certificate Principal Distribution Amount for such distribution date to the extent of the remaining Available Funds for the related loan group or subgroup, as applicable, until the Certificate Principal Balance thereof has been reduced to zero; and

fifth, to the related Class PO Certificates, if any, the related Class PO Certificate Deferred Payment Writedown Amount; provided that, (i) on any distribution date, distributions pursuant to this priority fifth shall not exceed the excess, if any, of (x) Available Funds for the related loan group or subgroup, as applicable, remaining after giving effect to distributions pursuant to priority first through fourth above, over (y) the sum of the amount of Accrued Certificate Interest for such distribution date and Accrued Certificate Interest remaining undistributed from previous distribution dates on all classes of related subordinate certificates then outstanding, (ii) such distributions shall not reduce the Certificate Principal Balance of such Class PO Certificates and (iii) no distribution will be made in respect of the Class PO Certificate Deferred Payment Writedown Amount on or after the related Cross-Over Date.

(B)           Except as provided in paragraphs (C) and (D) below, on each distribution date on or prior to the related Cross-Over Date, an amount equal to the sum of the remaining Available Funds for all related loan groups or subgroups, as applicable, after the distributions in (A) above will be distributed to the related subordinate certificates up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such class’s Allocable Share, if any, for such distribution date, in each case, to the extent of the sum of the remaining Available Funds for the related loan groups or subgroups.

(C)           In the case of a Cross-collateralized Transaction, on each distribution date prior to the related Cross-Over Date but after the reduction of the Certificate Principal Balance of all of the senior certificates related to a loan group or subgroup in such Cross-collateralized Transaction to zero, the remaining class or classes of senior certificates in the remaining loan groups or subgroups (other than any related interest only, principal only and residual certificates) will be entitled to receive in reduction of their Certificate Principal Balances, pro rata based upon their Certificate Principal Balances immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining senior certificates’ respective loan group or subgroup, as applicable, allocated to such senior certificates, 100% of the Principal Prepayments on any mortgage loan in any loan group or subgroups (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans and the portion of any pre-funding account related to the Class PO Certificates, if applicable) relating to the class or classes of senior certificates of the fully repaid loan group or subgroup; provided, however, if (A) the weighted average of the related Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of those Subordinate Percentages and (B) the aggregate Stated Principal Balance of the mortgage loans in the loan groups or subgroups (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans and the portion of any pre-funding account related to the Class PO Certificates, if applicable) related to such Cross-collateralized Transaction delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and mortgage loans with respect to which the related mortgaged property has been acquired by the issuing entity), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the related subordinate certificates does not exceed 50%, then the additional allocation of Principal Prepayments to the related senior certificates, in accordance with this paragraph (C) will not be made and 100% of the Principal Prepayments on any mortgage loan relating to the fully repaid class or classes of senior certificates will be allocated to the related subordinate certificates.

(D)           In the case of a Cross-collateralized Transaction, on any distribution date on which the aggregate Certificate Principal Balance of the senior certificates related to a loan group or subgroup in such Cross-collateralized Transaction would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related loan group or subgroup, as applicable, (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans and the portion of any pre-funding account related to the Class PO Certificates, if applicable) and any related subordinate certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to those subordinate certificates in respect of principal will be distributed to the senior certificates related to such loan group or subgroup, as applicable, (other than the related interest only, principal only and residual certificates), pro rata, based upon their Certificate Principal Balances immediately prior to such distribution date, in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balances of the applicable senior certificates is equal to the aggregate Stated Principal Balance of such mortgage loans in such related loan group or subgroup, and (ii) the Accrued Certificate Interest otherwise allocable to the related subordinate certificates on such distribution date will be reduced, if necessary, and distributed to such class or classes of senior certificates in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such senior certificates, over (y) the aggregate Stated Principal Balance of such mortgage loans in such related loan group or subgroup, as applicable. Any such reduction in the Accrued Certificate Interest on the related subordinate certificates will be allocated in reverse order of the subordinate certificates’ payment priority.

(E)           If, after distributions have been made pursuant to priorities first and second of clause (A) above on any distribution date, the remaining Available Funds (excluding the amount allocable to the Class R Certificates) related to a loan group or subgroup, as applicable, is less than the sum of the Principal Distribution Amount for such loan group or subgroup (and Class PO Certificate Principal Distribution Amount, if applicable), such amounts shall be reduced, and such remaining funds will be distributed to the related senior certificates (other than the related Interest Only Certificates and Class R Certificates) on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the related Class PO Certificates pursuant to this paragraph, the Certificate Principal Balance of the Class PO Certificates shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class PO Certificates in accordance with priority fourth of clause (A) above, and (ii) principal actually distributed to the Class PO Certificates after giving effect to this paragraph (such difference for the Class PO Certificates, the “Class PO Certificate Cash Shortfall”). The Class PO Certificate Cash Shortfall for the Class PO Certificates with respect to any distribution date will be added to the related Class PO Certificate Deferred Payment Writedown Amount.

(F)           Prior to the related Accretion Termination Date, Accrued Certificate Interest on any Accrual Certificates will be distributed to the related Accretion Directed Certificates, in the manner and order of priority described in the accompanying term sheet, as principal, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero. This Accrued Certificated Interest on the Accrual Certificates will be added to the Certificate Principal Balance of such Accrual Certificates on the related distribution date. The amount that is added to the Certificate Principal Balance of the Accrual Certificates will accrue interest at its pass-through rate. On each distribution date on or after the related Accretion Termination Date, the entire Accrued Certificate Interest on the Accrual Certificates for that date will be payable to the holders of such Accrual Certificates as interest, to the extent not required to fully reduce the Certificate Principal Balances of the related Accretion Directed Certificates to zero on the related Accretion Termination Date.

On each distribution date, all amounts representing prepayment charges in respect of the mortgage loans received during the related prepayment period will be withdrawn from the Distribution Account and distributed to the holder of the class of certificates specified in the accompanying term sheet and shall not be available for distribution to the holders of any other class of certificates. The payment of such prepayment charges shall not reduce the Certificate Principal Balance of such class of certificates.

The definition of Principal Distribution Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related loan group or subgroup (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans and the portion of any pre-funding account related to the Class PO Certificates, if applicable), as applicable, based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the senior certificates (other than the related Interest Only Certificates, Class PO Certificates and Class R Certificates) of a loan group or subgroup, as applicable, and the percentage interest of such loan group or subgroup evidenced by the related subordinate certificates on a pro rata basis, the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the senior certificates of the related loan group or subgroup for the first five years after the closing date (subject to certain loss and delinquency tests being met) with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the senior certificates (other than the related Interest Only Certificates, Class PO Certificates and Class R Certificates) of a loan group or subgroup, as applicable, over an additional four year period. This disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related senior certificates (other than the related Interest Only Certificates, Class PO Certificates and Class R Certificates) while, in the absence of Realized Losses, increasing the respective percentage interest in the Stated Principal Balance of the mortgage loans in each loan group or subgroup, as applicable, evidenced by the related subordinate certificates. Increasing the respective percentage interest in a loan group or subgroup, as applicable, of the related subordinate certificates relative to that of the applicable senior certificates is intended to preserve the availability of the subordination provided by such subordinate certificates.

For purposes of all principal distributions described above and for calculating the applicable Senior Percentage, Senior Prepayment Percentage, Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under “—Allocation of Losses” below.

Realized Losses on the mortgage loans will reduce the Accrued Certificate Interest payable to the certificates on a distribution date; provided, however, prior to the date on which the aggregate Certificate Principal Balance of the related subordinate certificates has been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to such subordinate certificates, beginning with the class of subordinate certificates with the lowest payment priority, and will not reduce the accrued interest on the related senior certificates. Once the aggregate Certificate Principal Balance of the related subordinate certificates has been reduced to zero the interest portion of Realized Losses will be allocated to the related senior certificates (other than the principal only certificates and Class R Certificates).

Net Interest Shortfalls on the mortgage loans in a subgroup or loan group will be allocated among the holders of each class of related senior certificates (other than the principal only certificates) and subordinate certificates, on a pro rata basis, in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto from such subgroup or loan group in the absence of such Net Interest Shortfalls for such distribution date. In addition, the amount of any interest shortfalls with respect to the mortgage loans in a subgroup or loan group will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds for such subgroup or loan group remaining after current interest distributions as described in this term sheet supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the servicers or otherwise, except to the limited extent described in this term sheet supplement with respect to Prepayment Interest Shortfalls. The interest portion of Realized Losses on the mortgage loans in a subgroup or loan group will be allocated first to the subordinate certificates, and after the Cross-Over Date, to the related senior certificates, in each case on a pro rata basis, in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such Realized Losses.

Distributions on the Subordinate Certificates in a Shifting Interest Transaction

Distributions in reduction of the Certificate Principal Balances of the subordinate certificates in a Shifting Interest Transaction will be made pursuant to priority (c) of clause (B) under “—Distributions on the Certificates.” In accordance with such priority, the Available Funds from any related loan group or subgroup, as applicable, if any, remaining after distributions of principal and interest on the related class or classes of senior certificates on such distribution date will be allocated to the related subordinate certificates in an amount equal to each such class’s Allocable Share for such distribution date; provided that, no distribution of principal will be made on any such class until all classes ranking prior thereto have received distributions of interest and principal, and such class has received distributions of interest, on such distribution date.

All unscheduled principal collections on the mortgage loans (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans and the portion of any pre-funding account related to the Class PO Certificates, if applicable) not otherwise distributable to the related senior certificates (other than the related Interest Only Certificates and Class PO Certificates) will be allocated on a pro rata basis among the class of related subordinate certificates with the highest payment priority then outstanding and each other class of related subordinate certificates for which certain loss levels established for such class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any subordinate certificates, respectively, only if the sum of the current percentage interests in the mortgage loans (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans and the portion of any pre-funding account related to the Class PO Certificates, if applicable) evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in such mortgage loans evidenced by such class and each class, if any, subordinate thereto.

As stated above, during the first five years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group or subgroup, as applicable, (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans and the portion of any pre-funding account related to the Class PO Certificates, if applicable) will be allocated to the related senior certificates (other than the related Interest Only, Class PO and Class R Certificates and any lockout certificates to the extent described in the related term sheet), with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this term sheet supplement, unless certain loss and delinquency tests are satisfied. In addition, if on any distribution date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the senior certificates (other than the related Interest Only Certificates and Class R Certificates and Class PO Certificates and any lockout certificates to the extent described in the related term sheet) related to a loan group or subgroup, as applicable, immediately preceding such distribution date, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans and the portion of any pre-funding account related to the Class PO Certificates, if applicable) as of the beginning of the related Due Period exceeds such percentage as of the cut-off date, then the Senior Prepayment Percentage for such senior certificates will equal 100%.

Principal Distributions on Retail Lottery Certificates

General. Beneficial owners of the Retail Lottery Certificates have the right to request that distributions of principal be made with respect to their certificates on any distribution date on which that class of certificates is entitled to receive distributions of principal. As to distributions of principal among holders of the Retail Lottery Certificates, Deceased Holders who request distributions will be entitled to first priority, and beneficial owners of the Retail Lottery Certificates other than Deceased Holders, referred to as “Living Holders,” who request distributions will be entitled to a second priority.

Prospective certificateholders in the Retail Lottery Certificates should be aware that distributions of principal on those certificates may be significantly earlier or later than the date that may be desired by that certificateholder. All such requested distributions are subject to the priorities described below under “—Priority of Requested Distributions” and are further subject to the limitation that they be made (i) only in lots equal to integral multiples of $1,000 of the related initial Certificate Principal Balance, each such certificate referred to as an “Individual Retail Lottery Certificate” and (ii) only to the extent that the portion of the Senior Principal Distribution Amount allocated to the Retail Lottery Certificates on the applicable distribution date (plus any amounts available from the related Rounding Account, as applicable) provides sufficient funds for such requested distributions. To the extent that amounts available for distributions in respect of principal on the Retail Lottery Certificates on any distribution date exceed the aggregate amount of the requests made by Deceased Holders and Living Holders for principal distributions applicable to that distribution date, such excess amounts will be distributed to the beneficial owners of the Retail Lottery Certificates by random lot, as described below under “—Mandatory Distributions of Principal on the Retail Lottery Certificates.”

On each distribution date on which amounts are available for distributions in reduction of the Certificate Principal Balance of the Retail Lottery Certificates, the aggregate amount allocable to such distributions for that class will be rounded, as necessary, to an amount equal to an integral multiple of $1,000, except as provided below, in accordance with the limitations set forth in this term sheet supplement. Such rounding will be accomplished on the first distribution date on which distributions of principal on the Retail Lottery Certificates are made by withdrawing from the Rounding Account the amount of funds, if any, needed to round the amount otherwise available for that distribution with respect to the Retail Lottery Certificates upward to the next higher integral multiple of $1,000. On each succeeding distribution date on which distributions of principal on the Retail Lottery Certificates are to be made, the aggregate amount allocable to the Retail Lottery Certificates will be applied first to repay any funds withdrawn from the Rounding Account on the prior distribution date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the Rounding Account and distributed in reduction of the Certificate Principal Balance of the Retail Lottery Certificates. This process will continue on succeeding distribution dates until the Certificate Principal Balance of the Retail Lottery Certificates has been reduced to zero. Thus, the aggregate distribution made in reduction of the Certificate Principal Balance of the Retail Lottery Certificates on each distribution date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on any distribution date. Under no circumstances will the sum of all distributions made in reduction of the Certificate Principal Balance of the Retail Lottery Certificates, through any distribution date, be less than the sum of such distributions that would have resulted in the absence of such rounding procedures. The class of Class R Certificates specified in the pooling and servicing agreement will be entitled to any amount remaining in the Rounding Account after the aggregate Certificate Principal Balance of the Retail Lottery Certificates has been reduced to zero.

Notwithstanding any provisions in this term sheet supplement to the contrary, on each distribution date following the first distribution date on which any Realized Losses are allocated to the Retail Lottery Certificates, including any Realized Losses allocated to the Retail Lottery Certificates for which payment is not made under the related financial guaranty insurance policy, as applicable, distribution in reduction of the Certificate Principal Balance of the Retail Lottery Certificates will be made pro rata among the holders of the Retail Lottery Certificates in accordance with the outstanding Certificate Principal Balance and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

There is no assurance that a beneficial owner of an Retail Lottery Certificate who has submitted a request for a distribution will receive the distribution at any particular time after the distribution is requested, since there can be no assurance that funds will be available for making those distributions on any particular distribution date, or, even if funds are available for making principal distributions on the Retail Lottery Certificates, that such distributions will be made to any particular beneficial owner whether that beneficial owner is a Deceased Holder or a Living Holder. Also, due to the procedure for mandatory distributions described below under “—Mandatory Distributions of Principal on the Retail Lottery Certificates,” there can be no assurance that on any distribution date on which the funds available for distribution in respect of principal of the Retail Lottery Certificates exceed the aggregate amount of distributions requested by beneficial owners of certificates of that class, any particular beneficial owner will receive a principal distribution from those excess funds. THUS, THE TIMING OF DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE FOR ANY PARTICULAR RETAIL LOTTERY CERTIFICATE, WHETHER OR NOT THE SUBJECT OF A REQUEST FOR DISTRIBUTION BY A DECEASED HOLDER OR A LIVING HOLDER, IS HIGHLY UNCERTAIN AND MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF THAT CERTIFICATE.

Priority of Requested Distributions. Subject to the limitations described in this term sheet supplement, including the timing and the order of the receipt of the request for distributions as described below under “—Procedure for Requested Distributions,” beneficial owners of the Retail Lottery Certificates have the right to request that distributions be made in reduction of the Certificate Principal Balance of those certificates. On each distribution date on which distributions in reduction of the Certificate Principal Balance of the Retail Lottery Certificates are made, those distributions will be made in the following order of priority among the beneficial owners of that class: (i) any request by a Deceased Holder, in an amount up to but not exceeding $100,000 per request; and (ii) any request by a Living Holder, in an amount up to but not exceeding $10,000 per request. Thereafter, distributions will be made as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions made by the beneficial owners of the Retail Lottery Certificates until all such requests have been honored.

Procedure for Requested Distributions. Under the current procedures of DTC, a beneficial owner may request that distributions in reduction of the Certificate Principal Balance of its Retail Lottery Certificates be made on a distribution date by delivering a written request for those distributions to the participant or indirect participant that maintains the beneficial owner's account with respect to the Retail Lottery Certificates so that such request is received by the trustee from DTC on DTC's “participant terminal system” on or before the close of business on the last business day of the month next preceding the month in which the related distribution date occurs, or the record date for such distribution date. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the participant under separate cover. Furthermore, those requests of Deceased Holders that are incomplete may not be honored by the participant. The participant shall forward a certification satisfactory to the trustee certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. The participant should in turn make the request of DTC (or, in the case of an indirect participant, such firm must notify the related participant of such request, which participant should make the request of DTC) on DTC's participant terminal system. The trustee will not accept a request from a person other than DTC. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for those requests for distributions received by it on the same day. None of the master servicer, the issuing entity, the related Certificate Insurer, as applicable, or the trustee shall be liable for any delay by DTC, any participant or any indirect participant in the delivery of requests for distributions or withdrawals of those distributions to the trustee or for any changes made to the procedures described in this term sheet supplement by DTC, any participant or any indirect participant. Requests for distributions are to be honored in the order of their receipt (subject to the priorities described in the previous paragraph). The exact procedures to be followed by the trustee for purposes of determining the order of receipt of such requests will be those established from time to time by DTC. Requests for distributions of principal received by DTC and forwarded to the trustee on DTC's participant terminal system after the record date for such distribution date and requests for principal distributions received in a timely manner but not accepted with respect to a given distribution date, will be treated as requests for distributions on the next succeeding distribution date and each succeeding distribution date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions in reduction of the Certificate Principal Balance of an Retail Lottery Certificate submitted by a beneficial owner of that certificate will be held on DTC's participant terminal system until such request has been accepted by the trustee or has been withdrawn by the participant in writing. Each Individual Retail Lottery Certificate covered by that request will continue to bear interest at the related pass-through rate through the Interest Accrual Period related to such distribution date.

In the case of a request on behalf of a Deceased Holder, the related participant shall forward certification satisfactory to the trustee certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. Retail Lottery Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Retail Lottery Certificates so beneficially owned will be eligible to request priority with respect to distributions in reduction of the Certificate Principal Balance of those certificates, subject to the limitations stated in this term sheet supplement. The Retail Lottery Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest in that trust, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of Individual Retail Lottery Certificates greater than the number of Individual Retail Lottery Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the Retail Lottery Certificates beneficially owned by the trust but only to the extent of such beneficiary's beneficial interest in that trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Retail Lottery Certificates will be deemed to be the death of the beneficial owner of those certificates regardless of the registration of ownership, if that beneficial interest can be established to the satisfaction of the participant. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer or otherwise dispose of an Retail Lottery Certificate and the right to receive the proceeds therefrom, as well as interest and distributions of principal with respect thereto. As used in this term sheet supplement, a request for a distribution in reduction of the Certificate Principal Balance of an Retail Lottery Certificate by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or a surviving tenant in common of the Deceased Holder.

With respect to Retail Lottery Certificates as to which beneficial owners have requested distributions to be made on a particular distribution date and on which distributions of principal are being made, the trustee will notify DTC prior to that distribution date whether, and the extent to which, those certificates have been accepted for distributions. Participants and indirect participants holding Retail Lottery Certificates are required to forward such notices to the beneficial owners of those certificates. Individual Retail Lottery Certificates that have been accepted for a distribution will be due and payable on the applicable distribution date and will cease to bear interest after the Interest Accrual Period related to such distribution date.

Any beneficial owner of an Retail Lottery Certificate who has requested a distribution may withdraw its request by so notifying in writing the participant or indirect participant that maintains that beneficial owner's account. In the event that such account is maintained by an indirect participant, the indirect participant must notify the related participant which in turn must forward the withdrawal of such request, on DTC's participant terminal system. If that notice of withdrawal of a request for distribution has not been received on DTC's participant terminal system on or before the record date for such distribution date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Certificate Principal Balance of that Retail Lottery Certificate on the applicable distribution date.

Mandatory Distributions of Principal on the Retail Lottery Certificates. To the extent, if any, that distributions in reduction of the Certificate Principal Balance of the Retail Lottery Certificates on a distribution date exceed the outstanding Certificate Principal Balance of the Retail Lottery Certificates with respect to which distribution requests have been received by the applicable record date, additional Retail Lottery Certificates in lots equal to Individual Retail Lottery Certificates will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of DTC, and the then-applicable established procedures of the participants and indirect participants, which may or may not be by random lot. No prior notice will be provided by the issuing entity, the master servicer or the trustee to the beneficial owners of the Retail Lottery Certificates for those distributions made by random lot. Investors may ask those participants or indirect participants what allocation procedures they use. Participants and indirect participants holding Retail Lottery Certificates selected for mandatory distributions of principal are required to provide notice of those mandatory distributions to the affected beneficial owners.

Allocation of Losses

OC Transaction

Any Realized Losses on the mortgage loans in an OC Structure Loan Group will be applied on any distribution date as described in the accompanying term sheet.

Unless otherwise described in the accompanying term sheet, the pooling and servicing agreement does not permit the allocation of the principal portion of Realized Losses to the related senior certificates. In those cases, investors in the related senior certificates should note that although the principal portion of Realized Losses cannot be allocated to the related senior certificates, under certain loss scenarios, (1) there will not be enough principal and interest on the mortgage loans in the related loan group to pay the related senior certificates all interest and principal amounts to which they are then entitled and (2) upon the last payment on a mortgage loan included in the issuing entity or the exercise by the Optional Termination Holder of its optional termination right, there may be insufficient amounts available to pay the related senior certificates in full.

Once Realized Losses have been allocated to the related subordinate certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, in certain circumstances if described in the accompanying term sheet, Applied Realized Loss Amounts allocable to the related subordinate certificates may be repaid to the holders of such certificates from remaining Net Monthly Excess Cashflow for the related loan group.

Any allocation of a Realized Loss to a subordinate certificate in an OC Structure Loan Group will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this term sheet supplement, in no event will the Certificate Principal Balance of any related subordinate certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Net Monthly Excess Cashflow for the related loan group.

Shifting Interest Transaction

Realized Losses with respect to any mortgage loan in a Shifting Interest Transaction will be allocated on a pro rata basis between the PO Percentage of the Stated Principal Balance of such mortgage loan and the Non-PO Percentage of such Stated Principal Balance.

On each distribution date, the PO Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan in a Shifting Interest Transaction and any related Class PO Certificate Cash Shortfall, subject to any amounts available to cover such Realized Losses or any Class PO Certificate Cash Shortfall through the operation of the Subordinate Certificate Writedown Amount as described in this paragraph, will be allocated to the related Class PO Certificates until the Certificate Principal Balance of such Class PO Certificates is reduced to zero and the remainder of such Realized Losses will be allocated as described in the following paragraph below. With respect to any distribution date through the related Cross-Over Date, the aggregate of all amounts so allocable to the Class PO Certificates on such date in respect of any Realized Losses and any Class PO Certificate Cash Shortfalls and all amounts previously allocated in respect of such Realized Losses or Class PO Certificate Cash Shortfalls and not distributed on prior distribution dates will be the “Class PO Certificate Deferred Amount.” To the extent funds are available therefor on any distribution date through the related Cross-Over Date, distributions in respect of the Class PO Certificate Deferred Amount for the Class PO Certificates will be made in accordance with priority fifth of clause (A) under “—Distributions on the Certificates in a Shifting Interest Transaction” in this term sheet supplement. No interest will accrue on the Class PO Certificate Deferred Amount. On each distribution date through the related Cross-Over Date, the Certificate Principal Balance of the lowest ranking class of related subordinate certificates then outstanding will be reduced by the amount of any distributions in respect of any Class PO Certificate Deferred Amount on such distribution date in accordance with the priorities set forth above, through the operation of the Subordinate Certificate Writedown Amount. After the related Cross-Over Date, no more distributions will be made in respect of, and applicable Realized Losses and Class PO Certificate Cash Shortfalls allocable to the Class PO Certificates will not be added to, the Class PO Certificate Deferred Amount.

The Non-PO Percentage of the principal portion of Realized Losses on the mortgage loans will be allocated on any distribution date sequentially to each class of related subordinate certificates, beginning with the class with the lowest payment priority, in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, the Non-PO Percentage of principal portion of Realized Losses on the mortgage loans will be allocated on any distribution date to the outstanding class or classes of related senior certificates (other than the related Interest Only, Class PO and Class R Certificates), pro rata, based upon their respective Certificate Principal Balances; provided that, those Realized Losses otherwise allocable to a class of senior certificates may be allocated to another class of senior certificates as described in the accompanying term sheet.

No reduction of the Certificate Principal Balance of any class of a senior certificate (other than the related Interest Only Certificates and Class R Certificates) shall be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of such senior certificates (other than the related Interest Only Certificates and Class R Certificates) as of such distribution date to an amount less than the Stated Principal Balances of the mortgage loans as of the related due date. This limitation is referred to in this term sheet supplement as the Loss Allocation Limit.

In the event that the related servicer or the master servicer receives any Subsequent Recoveries in respect of the mortgage loans, such Subsequent Recoveries will be included as a part of the Interest Funds or Principal Funds for the related loan group or subgroup, as the case may be, for the related distribution date and distributed in accordance with the priorities described under “Description of the Certificates” in this term sheet supplement and the Certificate Principal Balance of each class of subordinate certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the distribution date on which such increase occurs.

Calculation of One-Month LIBOR

Some classes of certificates may have a pass-through rate based on one-month LIBOR, which are referred to in this term sheet supplement as LIBOR Certificates. On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the LIBOR Certificates, which date we refer to as an interest determination date, the trustee will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Bloomberg Terminal Telerate Successor Page 3750 (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices), as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period. One-Month LIBOR for any other Interest Accrual Period shall be calculated as described above.

The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Certificate Principal Balances of the related LIBOR Certificates bearing interest at an adjustable rate for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balances of the related LIBOR Certificates for such Interest Accrual Period. As used in this section, “LIBOR business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

•	with an established place of business in London,

•	which have been designated as such by the trustee and

•	which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

The establishment of One-Month LIBOR on each interest determination date by the trustee and the trustee’s calculation of the rate of interest applicable to the classes of LIBOR Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Reports to Certificateholders

On each distribution date, the trustee will make available to each certificateholder, the master servicer, the Certificate Insurer, if any, and the depositor a statement generally setting forth, among other information:

1.  the applicable accrual periods for calculating distributions and general distribution dates;

2.  with respect to each loan group, the total cash flows received and the general sources thereof;

3.  the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.  with respect to each loan group or subgroup, the amount of the related distribution to holders of the offered certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount or Overcollateralization Increase Amount included therein;

5.  with respect to each loan group, the Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carryover Amount and any accrued but unpaid interest for the related offered certificates (if any);

6.  with respect to each loan group or subgroup, the Certificate Principal Balance of the related offered certificates before and after giving effect to the distribution of principal and allocation of Realized Losses on such distribution date;

7.  with respect to each loan group and subgroup, the number and Stated Principal Balance of all the mortgage loans for the following distribution date;

8.  the pass-through rate for each class of offered certificates for such distribution date;

9.  with respect to each loan group and any mortgage loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the prior calendar month;

10.  with respect to each loan group, whether a Stepdown Date or a Trigger Event is in effect;

11.  with respect to each loan group, the total number and principal balance of any real estate owned, or REO, properties as of the end of the prior calendar month;

12.  with respect to each loan group, the total number and principal balance of any mortgage loans that have been modified in the previous twelve distribution dates (beginning with the cut-off date);

13.  with respect to each loan group, the total number and principal balance of any mortgage loans that have been repurchased and substituted in the previous twelve distribution dates;

14.  with respect to each loan group, the cumulative Realized Losses through the end of the preceding month;

15.  with respect to each loan group and if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

16.  with respect to each loan group, the amount of the Prepayment Charges remitted by each servicer and the amount on deposit in the related reserve fund; and

17.  the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date.

The trustee will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders and the Certificate Insurer, if any, via the trustee’s internet website. Assistance in using the trustee’s website service can be obtained by calling the trustee’s customer service desk at (866) 846-4526. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the trustee’s customer service desk and indicating such. The trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports, in each case, prepared and filed by the trustee with respect to the issuing entity pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and deliver to the master servicer and to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

The pooling and servicing agreement may be amended by the depositor, the master servicer, the sponsor and the trustee, with the consent of the Certificate Insurer, if any, but without the consent of certificateholders,

•	to cure any ambiguity,

•	to correct or supplement any provision therein (including to give effect to the expectations of investors),

•	to conform to the language in the prospectus supplement,

•	to comply with any changes in the Internal Revenue Code of 1986,

•	to revise any provisions to reflect the obligations of the parties to the pooling and servicing agreement as they relate to Regulation AB, or

•
to change the manner in which the Protected Account or Distribution Account is maintained or to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof;

provided that, such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates (such determination to be without regard to the financial guaranty insurance policy issued by the Certificate Insurer, if any, in connection with the Insured Certificates, if any).

In addition, the pooling and servicing agreement may be amended with the consent of the Certificate Insurer, if any, but without the consent of the certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the issuing entity’s REMIC elections, provided that the trustee and the Certificate Insurer, if any, have received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the pooling and servicing agreement may be amended by the depositor, the master servicer, the sponsor and the trustee, with the consent of the Certificate Insurer, if any, and the consent of the holders of the certificates evidencing over 50% of the voting rights of the certificates or, holders of a majority in interest of each class of certificates affected thereby evidencing over 50% of the voting rights of the such class or classes, if applicable, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, no such amendment may

•	reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

•	cause any issuing entity REMIC to fail to qualify as a REMIC for federal tax purposes; or

•
reduce the aforesaid percentage of aggregate outstanding principal balances of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel (a copy of which shall be addressed to and delivered to the Certificate Insurer, if any) to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause the issuing entity’s REMIC elections to fail to qualify as a REMIC for federal tax purposes.

Notwithstanding the foregoing, the Certificate Insurer, if any, shall have the right to consent to any amendment which materially affects its rights and obligations under the pooling and servicing agreement or the rights of any holder of the related Insured Certificates, if any. So long as there is not a continuing default by the Certificate Insurer, if any, of its obligations under the related Certificate Policy, if any, the Certificate Insurer has, and may exercise without the consent of the holders of the related Insured Certificates, all of the rights of the holders of such Insured Certificates under the pooling and servicing agreement.

Voting Rights

As of any date of determination, with respect to the certificates (only to the extent of voting rights for the respective group of certificates),

•
holders of the certificates (other than any Interest Only Certificates, any Class P Certificate that is entitled to prepayment penalties on the related mortgage loans and any residual certificates) will be allocated 100% of all voting rights minus the aggregate percentages allocated to the other related certificates as described in the bullet points below, allocated among such certificates in proportion to their respective outstanding certificate principal balances,

•	holders of any class of Interest Only Certificates will each be allocated 1% of all voting rights,

•	holders of any class designated as a Class C Certificate in the accompanying term sheet will each be allocated 3% of all voting rights,

•
holders of any class designated as a Class P Certificate that is entitled to prepayment penalties on the related mortgage loans as specified in the accompanying term sheet will each be allocated 1% of all voting rights, and

•	holders of each class of residual certificates will be allocated 0.25% of all voting rights.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests. Matters which solely affect a group of certificates will be voted on solely by the related classes.

Certain Rights of the Certificate Insurer

The Certificate Insurer, if any, shall be subrogated to the rights of each holder of a related Insured Certificate, if any, to receive distributions on such Insured Certificates, as applicable, to the extent of any payment by the Certificate Insurer under the related Certificate Policy.

Unless it is in default under the terms of the Certificate Policy, or certain events with respect to bankruptcy or insolvency have occurred with respect to the Certificate Insurer, pursuant to the terms of the pooling and servicing agreement, each holder of a related Insured Certificate agrees that the related Certificate Insurer shall be treated by the depositor, the master servicer, the trustee and the sellers as if such Certificate Insurer were the holder of all related Insured Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the holders of such Insured Certificates thereunder without any further consent of the holders of the related Insured Certificates and the holders of such Insured Certificates will not exercise any of such rights without the prior written consent of the related Certificate Insurer. Once the Insured Certificates have been paid in full and any Reimbursement Amount owed to the related Certificate Insurer has been paid, these rights will terminate.

Optional Termination

The entity identified in the accompanying term sheet (the “Optional Termination Holder”) will have the right to purchase all remaining mortgage loans and REO properties in the related loan group or portion of the issuing entity, as indicated in the accompanying term sheet, and thereby effect early retirement of all of the related certificates on any distribution date (unless otherwise stated to the contrary with respect to any residual certificates in the related pooling and servicing agreement) after the aggregate Stated Principal Balance of the mortgage loans, and properties acquired in respect thereof, remaining in the related portion of the issuing entity has been reduced to less than the percentage specified in the accompanying term sheet of the aggregate Stated Principal Balance of the related mortgage loans as of the cut-off date and the initial pre-funding amount, if applicable. We refer to such date as the related optional termination date. In the event that the Optional Termination Holder exercises such option it will effect such repurchase at a price equal to the sum of

•	100% of the Stated Principal Balance of each related mortgage loan, other than in respect of REO Property, plus accrued interest thereon at the applicable mortgage rate,

•	the appraised value of any REO property, up to the Stated Principal Balance of the related mortgage loan, and

•
any related unreimbursed out-of-pocket costs and expenses of the trustee, the servicers or the master servicer and the principal portion of any unreimbursed advances previously incurred by the servicers or the master servicer, as the case may be, in the performance of their respective servicing obligations, and any Reimbursement Amount due to the Certificate Insurer, if any.

Proceeds from such purchases will be distributed to the related certificateholders in the priority described above in “Description of the Certificates”. In the event that the purchase price to be paid by the Optional Termination Holder is based in part on the appraised value of any REO property and such appraised value is less than the Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of related certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the related offered certificates as described under “Description of the Certificates — Allocation of Losses”. Any purchase of the related mortgage loans and related REO properties will result in an early retirement of the related certificates.

Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the pooling and servicing agreement; provided, however: (i) the purchaser or transferee accepting such assignment and delegation (a) will be a person which (or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans) will be qualified to service mortgage loans for Fannie Mae or Freddie Mac notwithstanding that the master servicer need not be so qualified; (b) will have a net worth of not less than $15,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the pooling and servicing agreement, any custodial agreement from and after the effective date of such agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee; and (iii) the master servicer assigning and selling the master servicing will deliver to the trustee an officer’s certificate and an opinion of counsel addressed to the trustee, each stating that all conditions precedent to such action under the pooling and servicing agreement have been completed and such action is permitted by and complies with the terms of the pooling and servicing agreement. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

Optional Purchase of Certain Loans

As to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more, EMC will have the right, but not the obligation, to purchase such mortgage loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed; provided that such mortgage loan is still delinquent in payment by 90 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 90 days or more. In that event, the option shall again become exercisable on the first date of the subsequent Fiscal Quarter.

In addition, EMC will have the right, but not the obligation, to purchase any mortgage loan from the issuing entity for which (i) the initial scheduled payment due to the sponsor or (ii) the initial scheduled payment due to the issuing entity becomes thirty days past delinquent; provided, however, such optional purchase shall be exercised no later than the 270th day after such mortgage loan is subject to such optional repurchase. Such purchase shall be made at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed.

These optional purchase rights described above may be assigned by EMC to a third party, including a holder of a class of certificates. Investors should note that the removal of any such mortgage loan from the issuing entity may affect the loss and delinquency tests which determine the distributions to the certificates in a transaction or could otherwise affect the level of the related overcollateralization amount in an OC Transaction, which may adversely affect the market value of the certificates.

Events of Default

Events of default with respect to the master servicer under the pooling and servicing agreement include:

•
any failure by the master servicer to remit to the trustee any amount received or collected by it with respect to the mortgage loans required to be made by the master servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

•
any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer, in the pooling and servicing agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Events of default with respect to the EMC in its capacity as servicer under the pooling and servicing agreement include:

•
any failure by EMC in its capacity as servicer to remit to the master servicer any payment including any advance required to be made under the terms of the pooling and servicing agreement on any remittance date;

•
any failure on the part of EMC in its capacity as servicer duly to observe or perform in any material respect any other of the covenants or agreements (other than as set forth in the pooling and servicing agreement) on the part of EMC in its capacity as servicer set forth in the pooling and servicing agreement, the breach of which has a material adverse effect and which continues unremedied for a period of sixty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under the pooling and servicing agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to EMC in its capacity as servicer by the master servicer; or

•
a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against EMC in its capacity as servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days.

Rights Upon Event of Default

So long as an event of default under the pooling and servicing agreement with respect to the master servicer remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon the trustee shall automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement; provided, however, the trustee shall have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee shall be entitled to all compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer (with the prior written consent of the Certificate Insurer, if any, which consent shall not be unreasonably withheld) as the successor to the master servicer under the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the pooling and servicing agreement. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the trustee shall act in such capacity as provided under the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, no such compensation shall be in excess of that permitted the master servicer as provided above. No assurance can be given that termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the issuing entity.

No certificateholder, solely by virtue of such holder’s status as a certificateholder, or the Certificate Insurer, if any, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder or the Certificate Insurer, if any, previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates or such Certificate Insurer, has made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

So long as an event of default with respect to EMC in its capacity as servicer remains unremedied, the trustee, by notice in writing to EMC in its capacity as servicer may, in addition to whatever rights the trustee on behalf of the certificateholders may have under the pooling and servicing agreement and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of EMC in its capacity as servicer under the pooling and servicing agreement and the proceeds thereof without compensating EMC in its capacity as servicer for the same. On or after the receipt by EMC in its capacity as servicer of such written notice, all authority and power of EMC in its capacity as servicer under the pooling and servicing agreement shall pass to and be vested in the trustee. Upon written request from the trustee, EMC in its capacity as servicer will prepare, execute and deliver, any and all documents and other instruments, place in the trustee’s possession and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise, at sole expense of EMC in its capacity as servicer. EMC in its capacity as servicer will pay any costs and expenses incurred by the trustee in accordance with the pooling and servicing agreement and will cooperate with the trustee in effecting the termination of the responsibilities and rights of EMC in its capacity as servicer under the pooling and servicing agreement, including, without limitation, the transfer to such successor for administration by it of all cash amounts which will at the time be credited by EMC in its capacity as servicer to the Protected Account or thereafter received with respect to the mortgage loans or any related REO property. EMC in its capacity as servicer can waive only by written notice any default by EMC in its capacity as servicer in the performance of its obligations under the pooling and servicing agreement and its consequences. Upon any such waiver of a past default, such default will cease to exist, and any event of defaut arising from it will be deemed to have been remedied for the purpose of the pooling and servicing agreement. No such waiver will extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

The Trustee

Information regarding the trustee is identified in the related term sheet and in Schedule III of this term sheet supplement.

Using information set forth in this term sheet supplement, the trustee will recreate the cashflow model for the issuing entity based solely on the information received from the depositor. Based on the monthly loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the Due Period as described under “Description of the Certificates” and “Reports to Certificateholders”. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the trustee or its property. Upon such resignation or removal of the trustee, the depositor will be obligated to appoint a successor trustee with the prior written consent of the Certificate Insurer, if any, which consent shall not be unreasonably withheld. The trustee may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the issuing entity with the prior written consent of the Certificate Insurer, if any, which consent shall not be unreasonably withheld. In the event that the certificateholders remove the trustee, the compensation of any successor trustee will be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the depositor and the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The trustee undertakes to perform such duties and only such duties as are specifically set forth in the pooling and servicing agreement as duties of the trustee, including:

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the pooling and servicing agreement, the trustee will examine them to determine whether they are in the required form; provided, however, the trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the pooling and servicing agreement.

1.           On each distribution date, the trustee will make monthly distributions and the final distribution to the certificateholders from funds in the distribution account as provided in the pooling and servicing agreement.

2.           Except for those actions that the trustee is required to take under the pooling and servicing agreement, the trustee will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the pooling and servicing agreement.

The trustee will not in any way be liable by reason of any insufficiency in any account held by or in the name of the trustee unless it is determined by a court of competent jurisdiction that the trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the trustee is obligor and has defaulted thereon). In no event will the trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the pooling and servicing agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The trustee will be entitled to reimbursement and indemnification by the issuing entity for any loss, liability or expense arising out of or in connection with the pooling and servicing agreement as set forth in the pooling and servicing agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

The Custodian

Information regarding the custodian is identified in the related term sheet and in Schedule III of this term sheet supplement.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments, of the mortgage loans in the related loan group. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. Some of the mortgage loans may have provided for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to three years from the date of the execution of the related mortgage note. These penalties, if still applicable and if enforced by the related servicer would typically discourage prepayments on the mortgage loans. The certificates specified in the accompanying term sheet will be entitled to all prepayment charges received on the mortgage loans. However, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

The mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “nonconforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor, i.e., borrowers on the mortgage loans may have an impaired or unsubstantiated credit history, or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the sponsor’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

The weighted average life and yield to maturity of each class of offered certificates in an OC Transaction will also be influenced by the amount of Excess Spread generated by the mortgage loans in the related loan group and applied in reduction of the Certificate Principal Balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balance of the related offered certificates will be influenced by, among other factors,

•
the overcollateralization level of the assets in the related loan group at such time, i.e., the extent to which interest on the related mortgage loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related senior certificates and subordinate certificates;

•	the delinquency and default experience of the mortgage loans in the related loan group, and

•
the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the related Class C Certificates and residual certificates, in each case as provided in the pooling and servicing agreement when the required overcollateralization level for the related loan group has been met.

To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

We refer you to “Description of the Certificates — Distributions on the Certificates in an OC Transaction—Excess Spread and Overcollateralization Provisions” in this term sheet supplement.

The yields to maturity of the offered certificates and, in particular the subordinate certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the related mortgage loans. If a Realized Loss for the related loan group is allocated to a related class of subordinate certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

As described under “Description of the Certificates—Allocation of Losses”, amounts otherwise distributable to holders of the subordinate certificates in a Shifting Interest Transaction may be made available to protect the holders of the related senior certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by monthly advances, and amounts otherwise distributable to holders of the related subordinate certificates with a lower payment priority may be made available to protect the holders of related subordinate certificates with a higher payment priority against interruptions in distributions. Delinquencies on the mortgage loans may affect the yield to investors on the related subordinate certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the related subordinate certificates. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans will affect the rate of principal payments on each class of related subordinate certificates if it delays the scheduled reduction of the related Senior Prepayment Percentage, triggers an increase of such Senior Prepayment Percentage to 100% or triggers a lockout of one or more classes of related subordinate certificates from distributions of portions of the related Subordinate Optimal Principal Amount. See “Description of the Certificates—Distributions on the Certificates in a Shifting Interest Transaction” and “—Distributions on the Subordinate Certificates in  a Shifting Interest Transaction” in this term sheet supplement.

Yield Considerations for Specific Classes

Retail Certificates and Retail Lottery Certificates. Some of the offered certificates may receive a portion of principal payments after some of the other classes of certificates have received principal payments. Therefore, an investor’s yield such certificates will be sensitive to the rate and timing of those distributions and such certificates would not be an appropriate investment for any investor requiring a distribution of a particular amount of principal or interest on a specific date or dates.

IN ADDITION TO THE CONSIDERATIONS DESCRIBED ABOVE, INVESTORS IN SUCH CERTIFICATES SHOULD BE AWARE THAT THOSE CERTIFICATES MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

Retail Lottery Certificates. Payments of principal on certain classes of certificates as identified in the accompanying term sheet may be allocated according to a random lot procedure. See “Description of the Certificates — Principal Distributions on the Retail Lottery Certificates” in this term sheet supplement. Therefore it is highly uncertain that payments will be made to any investor in those certificates on the date desired by that investor.

Lockout Certificates. Investors should be aware that the Lockout Certificates may not receive any principal payments on the related mortgage loans prior to the distribution date specified in the term sheet unless certain conditions are met. As a result, the weighted average life of each class of Lockout Certificates will be longer than would otherwise be the case, and the effect on the market value of this class of certificates due to changes in market interest rates or market yields for similar securities may be greater than for the other senior certificates that are entitled to payments of both principal and interest.

Scheduled Certificates. Based on certain structuring assumptions described in this term sheet supplement, some classes of certificates as identified in the term sheet, are structured so that their principal payments in the aggregate will be made in accordance with the schedule identified in the table attached to the term sheet but only if the mortgage loans prepay at a constant rate within a specified range. If prepayments occur at a rate slower than that range, the weighted average life of that class of certificates may be extended. On the other hand, if prepayments occur at a rate faster than that range, the weighted average life of that class of certificates may be reduced.

Based on certain structuring assumptions described in this term sheet supplement, some classes of certificates as identified in the term sheet, are structured so that their principal payments in the aggregate will be made in accordance with the schedule identified in the table attached to the term sheet but only if the mortgage loans prepay at a constant specified rate of the prepayment assumption. If prepayments occur at a rate slower than that rate, the weighted average life of that class of certificates may be extended. On the other hand, if prepayments occur at a rate faster than that rate, the weighted average life of that class of certificates may be reduced.

Accrual Certificates and Accretion Directed Certificates. On or prior to the related Accretion Termination Date, the Accretion Directed Certificates, as and to the extent described in the accompanying term sheet, will receive as monthly principal distributions the related Accrual Distribution Amount. On or prior to the related Accretion Termination Date, interest shortfalls allocated to the Accrual Certificates will reduce the amount added to the Certificate Principal Balance of those certificates relating to interest accrued thereon and will result in a corresponding reduction of the amount available for distributions relating to principal on the related Accretion Directed Certificates. Furthermore, because these interest shortfalls will result in the Certificate Principal Balance of the Accrual Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on the Accrual Certificates and be available for distributions relating to principal on the related Accretion Directed Certificates will be reduced. Accordingly, the weighted average lives of such Accretion Directed Certificates would be extended.

In addition, investors in the Accrual Certificates should be aware that the related Accretion Termination Date may be later, or earlier, than otherwise assumed if prepayments occur slower, or faster, than anticipated. Investors in the Accrual Certificates should also be aware that the related Accretion Termination Date could be different from that assumed at the time of purchase.

Because the Accrual Certificates are not entitled to receive any distributions of interest, other than as described in this term sheet supplement, until the occurrence of the related Accretion Termination Date, those certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

Subordinate Certificates. In a Shifting Interest Transaction, if the Certificate Principal Balance of the subordinate certificates with the lowest payment priority has been reduced to zero, the yield to maturity on the subordinate certificates with the next highest payment priority will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on such mortgage loans will be allocated to such class of subordinate certificates. Investors in the subordinate certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments.

Prepayment Considerations

The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related mortgage loans. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the related mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such related mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

The effective yield to the holders of those classes of certificates that have an interest accrual period equal to the calendar month prior to the related distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

All of the mortgage loans bear fixed rates. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

The “final scheduled distribution date” for each class of offered certificates in any OC Structure Transaction is the date specified in the accompanying term sheet, which is the distribution date in the month following the latest maturing mortgage loan in the related loan group. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its final scheduled distribution date because

•	prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

•
Excess Spread in respect of each loan group to the extent available will be applied as an accelerated payment of principal on the related offered certificates to the extent described in this term sheet supplement and

•	the related Optional Termination Holder may exercise its option to repurchase all the mortgage loans in the related loan group as described under “Optional Termination” in this term sheet supplement.

The “final scheduled distribution date” for each class of offered certificates in any Shifting Interest Transaction is the distribution date specified in the accompanying term sheet, which are the distribution dates in the month following the latest maturing mortgage loan in the related loan groups. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its final scheduled distribution date because

•	prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof, and

•	the Optional Termination Holder may exercise its option to repurchase all the mortgage loans in the related loan group as described under “Optional Termination” in this term sheet supplement.

Prepayments on the mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this term sheet supplement, which we refer to as the Prepayment Assumption, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans.

There is no assurance, however, prepayments on the mortgage loans will conform to any level of the Prepayment Assumption, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors’ housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

Any computational materials provided to you are based on the following structuring assumptions:

•	the mortgage loans prepay at the indicated percentages of the prepayment assumption;

•
distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in the month after the month in which the cut-off date occurs, in accordance with the payment priorities defined in this term sheet supplement;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the related mortgage loans occur;

•
scheduled payments are assumed to be received on the first day of each month commencing in the month after the month in which the cut-off date occurs, there are no shortfalls in the payment of interest to related certificateholders and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of the Prepayment Period, commencing in the month in which the cut-off date occurs, and include 30 days, interest thereon;

•	the level of One-Month LIBOR remains constant at current levels as of a specified date reasonably contemporaneous with the offering;

•	the closing date for the certificates is the date specified in the term sheet;

•	any class entitled to only prepayment charges has a Certificate Principal Balance equal to zero; and

•	the Optional Termination Holder does not exercise its right to purchase the related assets of the issuing entity on the related optional termination date.

LIBOR Certificate Yield Considerations

The yields to investors on the LIBOR Certificates will be sensitive to fluctuations in the level of LIBOR. The pass-through rate on some of the certificates will vary with LIBOR and the pass-through rate on some of the other certificates will vary inversely with LIBOR. The pass-through rates on the LIBOR Certificates are subject to maximum and minimum pass-through rates, and are therefore limited despite changes in LIBOR in some circumstances. Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Investors in the LIBOR Certificates should also fully consider the effect on the yields on those certificates of changes in the level of LIBOR.

It is highly unlikely that the mortgage loans will prepay at a constant level of the Prepayment Assumption until maturity, that all of the mortgage loans will prepay at the same rate, or that the level of LIBOR will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor’s expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

The yield to maturity on the LIBOR Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the related mortgage loans, which rates may fluctuate significantly over time, because the notional amount of some classes of LIBOR Certificates that are Interest Only Certificates are equal to the Certificate Principal Balances of classes of certificates identified in the accompanying term sheet. Investors in such LIBOR Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

Principal Only Certificate Yield Considerations

Some of the offered certificates and the Class PO Certificates will be “principal only” certificates, which will not bear interest and will be offered at a substantial discount to their original principal amounts. Rates of principal payments (including prepayments) may have a material negative effect on the yield to investors in the principal only certificates.

Interest Only Certificate Yield Considerations

The yield to maturity on some offered certificates which are Interest Only Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the related mortgage loans, which rates may fluctuate significantly over time, because the notional amount of some of the Interest Only Certificates may be equal to the Certificate Principal Balance of another class or classes of offered certificates or equal to the aggregate Stated Principal Balance of the mortgage loans in a loan group or subgroup, as applicable, that have Net Mortgage Rates greater than the per annum rate as described in the accompanying term sheet.

For additional considerations relating to the yield on the Offered Certificates, see “Yield and Prepayment Considerations” in the prospectus.

Additional Yield Considerations Applicable Solely To The Class R Certificates

The certificateholders’ after-tax rate of return on their Class R Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Class R Certificates. Holders of residual certificates will have tax liabilities with respect to their Class R Certificates during the early years of the REMICs’ term that substantially exceed any distributions payable thereon during or prior to any such period. In addition, holders of Class R Certificates will have tax liabilities with respect to their Class R Certificates, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class R Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

Holders of Class R Certificates should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to these holders in connection with the transfer of the Class R Certificates on after-tax rates of return on the Class R Certificates. See “Federal Income Tax Consequences” in this term sheet supplement and “Material Federal Income Tax Considerations” in the prospectus.

Additional Information

The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

FEDERAL INCOME TAX CONSEQUENCES

The pooling and servicing agreement will provide that multiple REMIC elections will be made with respect to the assets in the issuing entity, creating a tiered REMIC structure.

Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP (“Tax Counsel”) will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes each REMIC comprising the issuing entity will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), and the certificates, other than the residual certificates, exclusive of, if applicable, any right to receive any Net WAC Pass-Through Amount, any right to receive payments of additional interest amounts under any interest rate corridor contract, or any right to received Basis Risk Shortfall Carry Forward Amounts or Net WAC Rate Carryover Amounts, all as described in this term sheet supplement or the related term sheet, will represent regular interests in a REMIC, and the residual certificates will each represent the sole class of residual interests in a REMIC.

Taxation of Regular Certificates

A holder of a certificate (each, a “Regular Certificate”), other than a residual certificate, will be treated for federal income tax purposes as owning a regular interest in a REMIC.

Assuming that a Regular Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on its disposition should generally, subject to the limitation described below and, if applicable, subject to the discussion below under “—SpecialTax Considerations Applicable to Regular Certificates in an OC Transaction,” be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the Regular Certificate had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the Regular Certificate over (y) the amount actually included in such holder’s income with respect to the Regular Certificate.

Interest on a Regular Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder’s regular method of accounting. In addition, some or all of the Regular Certificates may be issued with original issue discount, known as OID. We refer you to“Material Federal Income Tax Considerations – Taxation of Debt Securities” in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption as described in the accompanying term sheet. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

The Internal Revenue Service (the “IRS”) has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID. Purchasers of the Regular Certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Regular Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to the Regular Certificates, the IRS could assert that the Regular Certificates should be treated as issued with, or with a different amount of, OID or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

If the method of computing OID described in the prospectus results in a negative amount for any period with respect to any holders of Regular Certificates, in particular, the holders of any Interest Only Certificates, the amount of OID allocable to such period would be zero, and such holders will be permitted to offset such amounts only against future OID (if any) from such certificates. Although uncertain, a holder may be permitted to deduct a loss to the extent that his or her remaining basis in such certificates exceeds the maximum amount of future payments to which such holder is entitled, assuming no further prepayments of the related mortgage loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

The OID regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuing entity. Accordingly, it is possible that holders of Regular Certificates issued with OID may be able to select a method for recognizing OID that differs from that used in preparing reports to holders and the IRS. Prospective purchasers of Regular Certificates issued with OID are advised to consult their tax advisors concerning the tax treatment of such certificates in this regard.

Some classes of Regular Certificates may be treated for federal income tax purposes as having been issued with a premium. Holders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such certificates and will be applied as an offset against such interest payments. See “Material Federal Income Tax Considerations—Taxation of Debt Securities—Premium” in the prospectus.

Special Tax Considerations Applicable to Regular Certificates in an OC Transaction

Further to the above, in the case of an OC Transaction, each holder of a Regular Certificate will be deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments in respect of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts and, if applicable and as described in the related term sheet, payments of additional interest amounts under an interest rate corridor contract.

Any Capped Floater Certificates in an OC Transaction will also represent the obligation to make payments in respect of a Net WAC Pass-Through Amount to a Net WAC Pass-Through Reserve Account, which obligation shall not be an interest in any REMIC but a contractual obligation of the holders of such certificates. Any Capped Inverse Floater Certificates in an OC Transaction will also represent the right to receive payments from the Net WAC Pass-Through Reserve Account in respect of Net WAC Pass-Through Amounts.

The treatment of amounts received by a holder of a Regular Certificate in respect of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts, or of amounts received or paid in respect of Net WAC Pass-Through Amounts, or, if applicable and as described in the related term sheet, of additional interest amounts under an interest rate corridor contract, will depend on the portion, if any, of such holder’s purchase price allocable to the rights or obligations with respect thereto. Under the REMIC regulations, each holder of a Regular Certificate must allocate its purchase price for the Regular Certificate among its undivided interest in the related REMIC regular interest and its undivided interest in the right to receive payments in respect of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts, its undivided interest in the right to receive payments in respect of Net WAC Pass-Through Amounts, its obligation to make payments in respect of Net WAC Pass-Through Amounts and, if applicable and as described in the related term sheet, its undivided interest in the right to receive payments of additional interest amounts under an interest rate corridor contract, in accordance with the relative fair market values of each property right or obligation. The trustee will, as required, treat any payments made to the holders of Regular Certificates in respect of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts, any payments made by any Capped Floater Certificateholders and received by any Capped Inverse Floater Certificateholders in respect of Net WAC Pass-Through Amounts, and, if applicable and as described in the related term sheet, any payments of additional interest amounts under an interest rate corridor contract, as income or expense or loss, as the case may be, based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID regulations provide that the issuing entity’s allocation of the issue price is binding on all such holders unless the holder explicitly discloses on its tax return that its allocation is different from the issuing entity’s allocation. For tax reporting purposes, the trustee may treat the right to receive payments in respect of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts, the right to receive payments in respect of Net WAC Pass-Through Amounts, the obligation to make payments in respect of Net WAC Pass-Through Amounts and, if applicable and as described in the related term sheet, the right to receive payments of additional interest amounts under an interest rate corridor contract, as having more than a de minimis value. Under the REMIC regulations, the trustee is required to account for the right to receive payments in respect of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts, the right to receive payments in respect of Net WAC Pass-Through Amounts, the obligation to make payments in respect of Net WAC Pass-Through Amounts and, if applicable and as described in the related term sheet, the right to receive payments of additional interest amounts under an interest rate corridor contract, as discrete property rights or obligations. It is possible that the right to receive payments in respect of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts could be treated as a partnership among the holders of the Regular Certificates in an OC Transaction and the related Class C Certificates, and that the right to receive payments in respect of Net WAC Pass-Through Amounts could be treated as a partnership among the holders of the Capped Floater Certificates and the Capped Inverse Floater Certificates in an OC Transaction. In each case, holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts or Net WAC Pass-Through Amounts. Holders of the Regular Certificates in an OC Transaction are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of Regular Certificates in an OC Transaction will be unable to use the integration method provided for under such regulations with respect to those certificates. If the trustee’s treatment of payments of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts or Net WAC Pass-Through Amounts or, if applicable and as described in the related term sheet, the additional interest amounts under an interest rate corridor contract is respected, ownership of the right to receive, or the obligation to make, such payments will entitle the owner to amortize the price paid, or deemed to be received, as applicable, therefor under the Notional Principal Contract Regulations.

Upon the sale of a Regular Certificate in an OC Transaction, the amount of the sales price allocated to the selling certificateholder’s right to receive, or obligation to make, any payments in respect of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts or Net WAC Pass-Through Amounts or, if applicable and as described in the related term sheet, the additional interest amounts under an interest rate corridor contract, would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Regular Certificate. A holder of a Regular Certificate will have gain or loss from such a termination of the right to receive payments in respect of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts or Net WAC Pass-Through Amounts or, if applicable and as described in the related term sheet, the additional interest amounts under an interest rate corridor contract, in an amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive such payments, and such gain or loss generally will be treated as capital gain or loss. Although not entirely clear, a holder of a Regular Certificate would likely have gain or loss from such a termination of the obligation to make payments in respect of Net WAC Pass-Through Amounts in an amount equal to (i) any termination payment it paid or is deemed to have paid in connection with such termination minus (ii) the unamortized portion of any amount received (or deemed received) by the holder upon entering into or assuming its obligation to make such payments, and such gain or loss may be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code likely would not apply to treat any gain or loss attributable to the foregoing termination event as ordinary.

Prohibited Transactions Tax and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions,” called the “Prohibited Transactions Tax.” In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the issuing entity will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to an issuing entity that makes REMIC elections made after the day on which such issuing entity issues all of its interests could result in the imposition of a tax on the issuing entity equal to 100% of the value of the contributed property, called the “Contributions Tax.” None of the REMICs comprising the issuing entity will accept contributions that would subject it to such tax.

In addition, an issuing entity that makes REMIC elections may also be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property held as inventory.

Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the pooling and servicing agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer or the trustee, in either case, out of its own funds. In the event that the master servicer or the trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the issuing entity with amounts otherwise distributable to the holders of certificates adjusted in the manner provided in the pooling and servicing agreement.

Status of the Regular Certificates

With respect to the Regular Certificates in an OC Transaction, this paragraph is relevant to such certificates exclusive of any rights of the holders of such certificates to receive payments in respect of the Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts, or any right to receive, or obligation to pay, Net WAC Pass–Through Amounts, or, if applicable and as described in the related term sheet, any right to receive additional interest amounts under an interest rate corridor contract, as described in this term sheet supplement or related term sheet. The Regular Certificates will be treated as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code, as assets described in Section 7701(a)(19)(C) of the Code and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the issuing entity would be so treated. In addition, to the extent a Regular Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that Regular Certificate would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. However, the right of each Regular Certificate in an OC Transaction to receive payments in respect of Net WAC Rate Carryover Amounts or Basis Risk Shortfall Carry Forward Amounts, or the right to receive, or obligation to pay, any Net WAC Pass-Through Amounts, or, if applicable and as described in the related term sheet, any right to receive additional interest amounts under an interest rate corridor contract, will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates in an OC Transaction may not be suitable investments for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Special Tax Considerations Applicable to Residual Certificates

The IRS has issued REMIC regulations under the provisions of the Code that significantly affect holders of residual certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the residual certificates. The pooling and servicing agreement will include special provisions regarding the transfer of residual certificates to ensure that any transferee of a residual certificate is not a disqualified organization, is not acquiring the residual certificate on behalf of a disqualified organization and will maintain that status and will obtain similar assurances from any person to whom the transferee shall subsequently transfer a residual certificate, and that any transfer of a residual certificate to a disqualified organization shall be null and void. In addition, the pooling and servicing agreement will contain provisions prohibiting the transfer of residual certificates to non-United States persons.

The REMIC regulations also provide that a transfer to a United States person of “noneconomic” residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of “noneconomic” residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless “no significant purpose of the transfer was to impede the assessment or collection of tax.” Based on the REMIC regulations, the residual certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations, and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the residual certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the residual certificates.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that, in order to qualify as a safe harbor transfer of a residual interest, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same safe harbor provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The residual certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of each REMIC that significantly exceeds the amount of cash distributions received by the residual certificateholders from the respective REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMICs’ terms as a result of their ownership of the residual certificates. In addition, the required inclusion of this amount of taxable income during the REMICs’ earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a residual certificate, or possibly later under the “wash sale” rules of Section 1091 of the Code, may cause the residual certificateholders’ after-tax rate of return to be zero or negative even if the residual certificateholders’ pre-tax rate of return is positive. That is, on a present value basis, the residual certificateholders’ resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the residual certificates over their life.

An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a residual certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee’s fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder’s regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder’s alternative minimum tax liability.

Potential investors in residual certificates should also be aware that under the terms of the pooling and servicing agreement, the holders of the largest percentage interest in the residual certificates shall, by their acceptance of such certificates, agree to irrevocably appoint the trustee as their agent to perform all of the duties of the tax matters person for the related REMIC.

Purchasers of the residual certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the residual certificates.

For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to “Material Federal Income Tax Considerations” in the prospectus.

STATE AND OTHER TAXES

None of the depositor, the master servicer or the trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the federal tax laws or the tax laws of any state or other jurisdiction. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such offered certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described in this term sheet supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption (“PTE”) 90-30, as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-05) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the prospectus. The Exemption applies to obligations such as the mortgage loans in the issuing entity which have loan-to-value ratios not in excess of 100 percent (100%), provided that the certificates issued are rated at least “BBB-”, as more fully described in “ERISA Considerations” in the prospectus.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements,

(a)  in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

(b)  such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the issuing entity;

(c)  a Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

(d)  immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the Underwriter, the trustee, the master servicer, any servicer, any obligor with respect to mortgage loans included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the issuing entity, any insurer or any affiliate of such parties (the “Restricted Group”). In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

It is expected that the Exemption will apply to the acquisition and holding of the offered senior and subordinate certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing an offered certificate must make its own determination that the conditions described above will be satisfied for such certificate. As noted above, one requirement for eligibility of the offered certificates under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on outstanding principal balance of the mortgage loan and the fair market value of any of the mortgaged property as of the closing date. It is possible that, if the fair market value of any of the mortgaged properties has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for any seasoned loans in the mortgage pool than it is for any mortgage loan that is not seasoned.

Each beneficial owner of an offered subordinate certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with assets of a Plan or (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s (“S&P”), Fitch Ratings (“Fitch”), Dominion Bond Rating Services Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) or Moody’s, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Bear, Stearns & Co. Inc., as the underwriter, the depositor has agreed to sell the offered certificates to the underwriter, and the underwriter has agreed to purchase the offered certificates from the depositor. Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

The depositor has been advised by the underwriter that it intends to make a market in the offered certificates, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the offered certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. The underwriter is an affiliate of the depositor and EMC.

LEGAL MATTERS

The validity of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of EMC and the underwriter.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the depositor, the trustee, the issuing entity, Bear Stearns Residential Mortgage Corporation or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to “The Sponsor” for a description of the legal proceedings against EMC.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

EMC, the issuing entity, Master Funding LLC, Bear, Stearns & Co. Inc., Bear Stearns Residential Mortgage Corporation and the depositor are affiliated parties. There are no affiliations among (a) EMC, the issuing entity, Master Funding LLC, Bear, Stearns & Co. Inc., Bear Stearns Residential Mortgage Corporation and the depositor and (b) any of the trustee and the custodian. Wells Fargo Bank, N.A., acting in its capacity as trustee and custodian, are the same entity.

There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) EMC, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition to the issuance of each class of offered certificates that it receives at least the rating in the term sheet by one or more rating agencies including Standard & Poor’s, Moody’s and/or Fitch.

The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments. The ratings on the offered certificates do not address the likelihood of receipt by the holders of the offered certificates of any amounts in respect of Net WAC Rate Carryover Amounts. The ratings of the Interest Only Certificates do not address the possibility that the holders of those certificates may fail to fully recover their initial investment.

The depositor has not requested ratings of the offered certificates by any rating agency other than Moody’s and Standard & Poor’s. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

Unless otherwise specified in the related term sheet, the classes of certificates in the two highest rating categories by any rating agency will constitute “mortgage related securities” for purposes of Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

INDEX OF DEFINED TERMS

10% Clean-up Call Date
AB Servicing Criteria
Accretion Directed Certificates
Accretion Termination Date
Accrual Certificates
Accrual Distribution Amount
Accrued Certificate Interest:
Allocable Share:
Applied Realized Loss Amount:
Available Funds
Basic Principal Distribution Amount
Basis Risk Shortfall
Basis Risk Shortfall Carry Forward Amount
Capped Floater Certificates
Capped Inverse Floater Certificates
Certificate Insurer
Certificate Policy
Certificate Principal Balance
Class PO Certificate
Class PO Certificate Cash Shortfall
Class PO Certificate Deferred Amount
Class PO Certificate Deferred Payment Writedown Amount:
Class PO Certificate Principal Distribution Amount:
Class Prepayment Distribution Trigger:
Class R Certificates
Clearstream
Code
Compensating Interest
Contributions Tax
Cross-Over Date
CSSF
Current Interest
Current Specified Enhancement Percentage
Deceased Holder
Discount Mortgage Loan:
Discount Mortgage Rate:
Distribution Account
DTC
Due Period
Early Turbo Payment Date
ERISA
Euroclear
Excess Cashflow
Excess Spread
Exemption
Extra Principal Distribution Amount
FHA
Financial Intermediary
Fiscal Quarter
Global Securities
HELOCs
Individual Retail Lottery Certificate:
Insurance Agreement
Insurance Proceeds
Insured Certificates
Interest Accrual Period
Interest Carry Forward Amount
Interest Funds
Interest Only Certificates:
Interest Rate Cap
Interest Shortfall
IRS
Lender-Paid PMI Rate
LIBOR business day
Liquidation Proceeds
Living Holders:
MERS
MERS® System
Monthly Interest Distributable Amount
Net Interest Shortfalls
Net Liquidation Proceeds
Net Monthly Excess Cashflow
Net Mortgage Rate
Net Rate Cap
Net WAC Pass-Through Amount
Net WAC Rate Carryover Amount
Net WAC Reserve Account
Non-Discount Mortgage Loan
Non-PO Percentage
non-U.S. person
Notional amount
Original Subordinate Principal Balance
Overcollateralization Amount
Overcollateralization Increase Amount
Overcollateralization Release Amount
Overcollateralization Target Amount
Parity Act
Plans
PO Percentage
Prepayment Period
Principal Distribution Amount
Principal Funds
Principal Remittance Amount
PTCE
PTE
Realized Loss
Reference Banks
Regular Certificate
Reimbursement Amount
Relief Act
Remaining Excess Spread
REO
Restricted Group
Rounding Account
Rules
Senior Percentage
Senior Prepayment Percentage
Senior Principal Distribution Amount
Stated Principal Balance
Stepdown Date
Subordinate Certificate Writedown Amount
Subordinate Optimal Principal Amount
Subordinate Percentage
Subordinate Prepayment Percentage
Subsequent Recoveries
super jumbos
Target Rate
Tax Counsel
Trigger Event
U.S. person
Unpaid Realized Loss Amount
VA

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2007-AC6 (the “Global Securities”) will be available only in book- entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a crossmarket transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

(e)  borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

(f)  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 28%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

U.S. person. As used in this term sheet supplement the term “U.S. person” means a beneficial owner of a Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used in this term sheet supplement, the term “non-U.S. person” means a beneficial owner of a Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

SCHEDULE I

THE ORIGINATORS

The majority of the mortgage loans were originated by Bear Stearns Residential Mortgage Corporation or purchased by EMC Mortgage Corporation from various originators through its conduit correspondent channel. The remainder of the mortgage loans were originated by various originators, none of which has originated more than 10% of the mortgage loans in the aggregate.

Bear Stearns Residential Mortgage Corporation

Bear Stearns Residential Mortgage Corporation, referred to as BSRM, is a Delaware corporation and a wholly owned subsidiary of The Bear Stearns Companies Inc., a publicly traded financial services firm, with an executive and administrative office located in Scottsdale, Arizona. BSRM is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. BSRM originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans.

On February 9, 2007, BSRM completed a transaction whereby it acquired the subprime origination platform of Performance Credit Corp. (formerly known as Encore Credit Corp.).  As a result, BSRM currently originates loans through two different divisions.  The “Bear Res” division is the platform which is headquartered in Scottsdale, Arizona and has been originating both Alt-A and subprime loans since March 2005.  The “Encore Credit” division is headquartered in Irvine, California and has been originating subprime loans since the platform was acquired by BSRM on February 9, 2007.  All of the mortgage loans originated by BSRM in this securitization were originated by the “Bear Res” division.

BSRM has been in the residential mortgage banking business since March 2005.  As of June 30, 2007, BSRM had an origination portfolio of approximately $10,188,030,650, all of which was secured by one- to four-family residential real properties and individual condominium units.

The following table describes the size and composition of BSRM’s total mortgage loan production for the year ending December 31, 2005, the year ending December 31, 2006 and as of June 30, 2007.

	December 31, 2005		December 31, 2006		June 30, 2007
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	1,053	$302,106,429	2,834	$865,347,360	985	$320,236,257
Alt-A Fixed	445	119,888,406	1,099	240,995,090	1,607	402,838,797
HELOC	-	0	-	0	88	5,183,106
Prime ARM	-	0	5,485	1,967,430,796	2,548	990,641,304
Prime Short Duration ARM	231	87,099,788	3,227	1,266,200,192	1,520	736,255,469
Preferred ARM	-	0	-	0	5	3,180,300
Preferred Fixed	-	0	-	0	15	5,563,705
Seconds	1,106	70,799,703	9,434	716,137,485	2,920	198,709,175
SubPrime	140	29,007,678	1,098	201,905,272	7,118	1,657,840,547
Totals	2,975	$608,902,005	23,177	$5,258,016,195	16,806	$4,320,448,660

BSRM Underwriting Guidelines

The BSRM Alt-A Underwriting Guidelines are intended to ensure that (i) the loan terms relate to the borrower’s willingness and ability to repay and (ii) the value and marketability of the property are acceptable.

The BSRM Alt-A Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to: (i) documentation parameters and (ii) debt to income ratios. The BSRM Underwriting Guidelines establish the maximum permitted loan-to-value ratio and maximum loan amount for each loan type based upon prior payment history, credit score, occupancy type and other risk factors.  The maximum loan amount allowable for the Alt-A program is $3,000,000.

All of the Alt-A mortgage loans originated by BSRM are based on loan application packages submitted through the wholesale or correspondent channel. Based on the documentation type each loan application package has an application completed by the prospective borrower that includes information with respect to the applicant’s assets, liabilities, income, credit and employment history, as well as certain other personal information.  During the underwriting process, BSRM calculates and verifies the loan applicant’s sources of income (except documentation types, which do not require such information to be stated or independently verified), reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the loan, and reviews the mortgaged property for compliance with the BSRM Underwriting Guidelines. The mortgage loan file also contains a credit report on each applicant from an approved credit reporting company. Credit history is measured on credit depth, number of obligations, delinquency patterns and demonstrated intent to repay debts, which can be used to underwrite any file.

The maximum allowable loan-to-value ratio varies based upon the income documentation, property type, creditworthiness, debt service-to-income ratio of the applicant and the overall risks associated with the loan decision. BSRM may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to a maximum combined loan-to-value ratio of 100%. BSRM’s Underwriting Guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than BSRM, whether at origination of the mortgage loan or thereafter.

With respect to purchase money or rate/term refinance loans secured by single family residences the following loan-to-value ratios and original principal balances are allowed: loan-to-value ratios at origination of up to 95% for BSRM mortgage loans with original principal balances of up to $500,000 if the loan is secured by the borrower's primary residence, up to 90% for BSRM mortgage loans secured by one-to-two family, primary residences with original balances up to $650,000, up to 80% for BSRM mortgage loans secured by one-to-two family, primary residences with original balances up to $1,000,000, up to 75% for mortgage loans secured by one-to-two family, primary residences with original principal balances of up to $3,000,000, up to 90% for BSRM mortgage loans secured by single family second homes with original principal balances of up to $500,000, up to 80% for BSRM mortgage loans secured by single family second homes with original principal balances of up to $1,000,000, up to 70% for mortgage loans secured by single family second homes with original principal balances of up to $1,500,000 and up to 65% for mortgage loans secured by single family second homes with original principal balances of up to $2,000,000.  For cash out refinance loans, the maximum loan-to-value ratio generally is 90% and the maximum “cash out” amount permitted is based in part on the original amount of the related BSRM mortgage loan.

With respect to mortgage loans secured by investment properties, loan-to-value ratios at origination of up to 90% for mortgage loans with original principal balances up to $650,000 are permitted. Mortgage loans secured by investment properties may have higher original principal balances if they have lower loan-to-value ratios at origination. For cash out refinance loans, the maximum loan-to-value ratio generally is 90% and the maximum “cash out” amount permitted is based in part on the original amount of the related mortgage loan.

Exceptions to the BSRM Underwriting Guidelines are considered with reasonable compensating factors on a case-by-case basis and at the sole discretion of senior management. When exception loans are reviewed, all loan elements are examined as a whole to determine the level of risk associated with approving the loan including appraisal, credit report, employment, compensating factors and borrower’s willingness and ability to repay the loan. Compensating factors may include, but are not limited to, validated or sourced/seasoned liquid reserves in excess of the program requirements, borrower’s demonstrated ability to accumulate savings or devote a greater portion of income to housing expense and borrowers’ potential for increased earnings based on education, job training, etc. Loan characteristics such as refinance transactions where borrowers are reducing mortgage payments and lowering debt ratios may become compensating factors as well.

BSRM Documentation Types

The BSRM mortgage loans were originated in accordance with guidelines established by BSRM with one of the following documentation types: “Full Documentation”; “Limited Documentation”; “Lite Documentation”; “Stated Income/Verified Assets”; “No Ratio/Verified Assets”; “Stated Income/Stated Assets”; “No Income/No Assets (NINA)”; “No Doc”; and “No Doc with Assets”.  The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation type used in the origination process.

Full Documentation: The Full Documentation type is based upon current year to date income documentation as well as the previous two year’s income documentation (i.e., tax returns and/or W-2 forms) and either one recent pay-stub with current year income on pay stub or two recent pay-stubs within 30 days of closing if year to date income is not provided on pay-stub) or bank statements for the previous 24 months. Self-employed borrowers must be self-employed in the same business or have received 1099 income in the same job for the past two years. Borrowers self-employed for less than two years (but at least one year) are considered on a case-by-case basis subject to a two-year history of previous successful employment in the same occupation or related field.  Assets must be documented and independently verified by means of a written verification of deposit with two (2) months’ average balance; most recent bank statements, stocks or securities statements covering a two (2) month period. The borrower must demonstrate that they have sufficient reserves (sourced and seasoned) of greater than or equal to three months principal, interest, taxes and insurance. A verbal verification of employment is also completed within 10 days of funding the loan.

Limited Documentation: The Limited Documentation type is based on the recent twelve (12) months of consecutive bank statements.  Self-employed borrowers must be self-employed in the same business or have received 1099 income in the same job for the past two years.  Assets must be documented and independently verified by means of a written verification of deposit  with two (2) months’ average balance; most recent bank statements, stocks or securities statements covering a two (2) month period. The borrower must demonstrate that they have sufficient reserves (sourced and seasoned) of greater than or equal to three months principal, interest, taxes and insurance.  A verbal verification of employment is also completed within 10 days of funding the loan.

Lite Documentation:  The Lite Documentation type is based on the recent six (6) months of consecutive bank statements.  Self-employed borrowers must be self-employed in the same business or have received 1099 income in the same job for the past two years.  Assets must be documented and independently verified by means of a written verification of deposit with two (2) months’ average balance; most recent bank statements, stocks or securities statements covering a two (2) month period. The borrower must demonstrate that they have sufficient reserves (sourced and seasoned) of greater than or equal to three months principal, interest, taxes and insurance.  A verbal verification of employment is also completed within 10 days of funding the loan.

Stated Income: The Stated Income documentation type requires the applicant’s employment and income sources covering the past two (2) year period to be stated on the application. Self-employed borrowers must be self-employed in the same business or have received 1099 income in the same job for the past two years.  The applicant’s income as stated must be reasonable for the related occupation, borrowers’ credit profile and stated asset, in the loan underwriter’s discretion. However, the applicant’s income as stated on the application is not independently verified. Assets must be documented and independently verified by means of a written verification of deposit with two (2) months’ average balance; most recent bank statements, stocks or securities statements covering a two (2) month period. The borrower must demonstrate that they have sufficient reserves (sourced and seasoned) of greater than or equal to three months principal, interest, taxes and insurance.  A verbal verification of employment is also completed within 10 days of funding the loan.

No Ratio: The No Ratio documentation type requires the applicant’s employment sources covering the past two (2) year period to be stated on the application.  Self-employed borrowers must be self-employed in the same business or have received 1099 income in the same job for the past two years. The applicant’s employment is independently verified through a verbal verification of employment, however the income is not stated on the application.  Assets must be documented and independently verified by means of a written verification of deposit with two (2) months’ average balance; most recent bank statements, stocks or securities statements covering a two (2) month period. The borrower must demonstrate that they have sufficient reserves (sourced and seasoned) of greater than or equal to three months principal, interest, taxes and insurance.

Stated Income/Stated Assets:  The Stated Income/Stated Assets documentation type requires the applicant’s employment and income sources covering the past two (2) year period to be stated on the application. Self-employed borrowers must be self-employed in the same business or have received 1099 income in the same job for the past two years.  The applicant’s income as stated must be reasonable for the related occupation, borrowers’ credit profile and stated asset, in the loan underwriter’s discretion. However, the applicant’s income as stated on the application is not independently verified. Assets as stated on the application are not independently verified. The borrower must demonstrate that they have sufficient reserves (sourced and seasoned) of greater than or equal to three months principal, interest, taxes and insurance. A verbal verification of employment is also completed within 10 days of funding the loan.

No Income/No Assets (NINA): The NINA documentation type requires the applicant’s employment sources covering the past two (2) year period to be stated on the application.  Self-employed borrowers must be self-employed in the same business or have received 1099 income in the same job for the past two years. The applicant’s employment is independently verified through a verbal verification of employment; however the income and the assets are not stated on the application.  Borrower’s ability to repay the loan is based upon past credit history and FICO score.

No Doc:   The No Doc documentation type does not require the applicant’s income, employment sources or assets to be stated on the application.  Borrower’s ability to repay the loan is based upon past credit history and FICO score.

No Doc with Assets:  The No Doc with Assets documentation type does not require the applicant’s income, employment sources to be stated on the application.  Assets must be documented and independently verified by means of a written verification of deposit with two (2) months’ average balance; most recent bank statements, stocks or securities statements covering a two-(2) month period. The borrower must demonstrate that they have sufficient reserves (sourced and seasoned) of greater than or equal to three months principal, interest, taxes and insurance.  Borrower’s ability to repay the loan is based upon past credit history; FICO score and verified assets.

Credit Profile

The mortgage loan file also contains a credit report on each applicant from an approved credit reporting company.  Credit history is measured on credit depth, number of obligations, delinquency patterns and demonstrated intent to repay reports, which can be used to underwrite any file.  A tri-merged credit report is required for all loan submissions. The report must be from the three nationally recognized credit repositories and show all credit trades regardless of negative or positive status.

The credit profile review must encompass the last twenty-four months. If the borrower has lived in his or her current residence for less than twelve months, credit must be searched using both the current and former address(es).  In assessing a prospective borrower’s creditworthiness, BSRM may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  Underwriters arrive at each borrower’s credit score by selecting the middle score of three credit scores or the lower of two scores, when only two scores are reported.  The representative score for the loan is determined by the score of the primary wage-earner or the lowest-scoring borrower in the case in which the income is not verified or documented.  The minimum representative score for each loan underwritten to BSRM’s Alt-A underwriting guidelines is 620.

Property Requirements

The BSRM Underwriting Guidelines are applied in accordance with a procedure that complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property that conforms to the Uniform Standards of Professional Appraisal Practice and are generally on forms similar to those acceptable to Fannie Mae and Freddie Mac and (ii) a review of such appraisal, which review is conducted by a BSRM underwriter.

Properties that secure BSRM mortgage loans have a valuation appraisal performed by a qualified and licensed appraiser. All appraisers providing services must comply with the respective state and federal laws. An appraisal must not be more than 120 days old at the Closing Date or a re-certification of value is required. The original appraiser must perform re-certification. As an alternative, a field review with comparable properties that sold in the last three months and support the value is also acceptable, in lieu of the re-certification of value. After 180 days, a new appraisal is required regardless of whether an existing or new construction property. All combined loan amounts greater than $650,000 and less than or equal to $1,000,000 require two original appraisals. The second appraisal must be from a BSRM nationally approved appraiser.  The value used to determine the LTV/CLTV will be the lesser of the two values. BSRM combined loans amounts greater that $1,500,000 in the state of California will require two appraisals; the second appraisal must be from a BSRM nationally approved appraiser.  The value used to determine the LTV/CLTV will be the lesser of the two values.

Each appraisal is reviewed by a representative of BSRM, who has the right to request a second appraisal, additional information or explanations, lower the approved loan amount, reduce the maximum allowable loan-to-value ratio or deny the loan based on the appraisal.

Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac.  The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses.  The specified coverage percentage is, generally, 12% for LTV’s between 80.01% and 85.00%, 25% for LTV’s between 85.01% and 90% and 30% for LTV’s between 90.01% and 95%.  However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing.  No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

BSRM requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, BSRM requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.  BSRM also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

EMC

Underwriting Guidelines

All of the mortgage loans are “conventional non-conforming mortgage loans” (i.e., loans that are not insured by the Federal Housing Authority (“FHA”) or partially guaranteed by the Veterans Administration (“VA”) or which do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by first liens on one-to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property, property types and/or mortgage loans with loan-to-value ratios over 80% that do not have primary mortgage insurance. The mortgage loans have either been originated or purchased by an originator and were generally underwritten in accordance with the standards described in this term sheet supplement.  Exceptions to underwriting guidelines are permitted when the seller’s performance supports such action and the variance request is approved by credit management.

Such underwriting standards are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present and are managed through a formal exception process.

Generally, each mortgagor with respect to a mortgage loan will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor’s credit history. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property with respect to a mortgage loan may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes.

With respect to purchase money or rate/term refinance loans secured by single family residences, loan-to-value ratios at origination of up to 97% for mortgage loans with original principal balances of up to $375,000 if the loan is secured by the borrower’s primary residence, up to 95% for mortgage loans secured by one-to-four family, primary residences and single family second homes with original principal balances of up to $650,000, up to 90% for mortgage loans secured by one-to-four family, primary residences, single family second homes with original principal balances of up to $1,000,000 and up to 70% for mortgage loans secured by one-to-four, primary residences and single family second homes with original principal balances of up to $2,000,000 (“super jumbos”). For cash out refinance loans, the maximum loan-to-value ratio generally is 95% and the maximum “cash out” amount permitted is based in part on the original amount of the related mortgage loan.

With respect to mortgage loans secured by investment properties, loan-to-value ratios at origination of up to 90% for mortgage loans with original principal balances up to $500,000 are permitted. Mortgage loans secured by investment properties may have higher original principal balances if they have lower loan-to-value ratios at origination. For cash out refinance loans, the maximum loan-to-value ratio generally is 90% and the maximum “cash out” amount permitted is based in part on the original amount of the related mortgage loan.

Generally, mortgage loans included in the mortgage with a loan-to-value ratio at origination exceeding 80% have primary mortgage insurance policies insuring a portion of the balance of each such mortgage loan at least equal to the product of the original principal balance of such mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of such mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the mortgage loans meet Fannie Mae’s or Freddie Mac’s standard or are acceptable to the Rating Agencies.

In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower’s monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, each lender generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower’s acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

With respect to the mortgage loans, each lender also examines a prospective borrower’s credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the lender applies the middle score of the primary wage earner. If a primary wage earner cannot be determined because of the documentation type, the lowest middle score of all borrowers is used. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower’s credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by summing together the attribute weights for that applicant.

The mortgage loans have been underwritten under one of the following documentation programs: full/alternative documentation, stated income documentation, no ratio documentation, and no income/no asset documentation.

Under full/alternative documentation, the prospective borrower’s employment, income and assets are verified through written and telephonic communications.

Under a stated income/verified asset documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, NCMCs obtain a telephonic verification of the borrower’s employment without reference to income. Borrower’s assets are verified.

Under the no ratio documentation program the borrower’s income is not stated and no ratios are calculated. Although the income is not stated nor verified, lenders obtain a telephonic verification of the borrower’s employment without reference to income. Borrower’s assets are verified.

Under the stated income/stated asset documentation program, the borrower’s income and assets are stated but not verified. The underwriting of such mortgage loans may be based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

Under the no income/no asset documentation program, the borrower’s income and assets are neither stated nor verified. The underwriting of such mortgage loans may be based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower

Each mortgaged property has been appraised by a qualified independent appraiser who is approved by each lender. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

SCHEDULE II

THE MASTER SERVICER AND THE SERVICERS

The information set forth in the following paragraphs with respect to the master servicer has been provided by the master servicer and the information set forth in the following paragraphs with respect to the servicers has been provided by the related servicer.

The Master Servicer

EMC will act as master servicer pursuant to the pooling and servicing agreement.  EMC, a Delaware corporation, is a wholly owned subsidiary corporation of The Bear Stearns Companies Inc. and is an affiliate of the depositor and the underwriter. The principal office of the master servicer is located at 2780 Lake Vista Drive, Lewisville, Texas 75067.

In November 2006, EMC began acting in the capacity of master servicer as described in this term sheet supplement. As EMC has only been acting as master servicer since November 2006, the portfolio of mortgage loans master serviced by EMC at the present time is not substantial such that the portfolio information would be meaningful.  However, EMC continues to implement policies and procedures to facilitate its master servicing business and has assembled a management team with years of experience and expertise in the residential mortgage servicing business. In addition, EMC has appointed personnel in other key management positions.  EMC is currently rated as a master servicer by each of Moody’s, Fitch and S&P. As of July 30, 2007, EMC was acting as master servicer for residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $6,358,579,752.28.

As described in this term sheet supplement and to the extent set forth in the pooling and servicing agreement, EMC in its capacity as master servicer will aggregate certain information and remittances of the servicers.  In addition, the master servicer will supervise, oversee and monitor the performance of the servicers with respect to their obligations under the pooling and servicing agreement and the related servicing agreement. In furtherance of the foregoing, the master servicer will perform monthly calculations in respect of the certificates and compare such calculations with loan level data provided by the servicers, and will reconcile any discrepancies with the servicers. The master servicer will monitor the servicers’ servicing activities with respect to each mortgage loan and enforce the obligations of the servicers under the pooling and servicing agreement and the related servicing agreement, as applicable. In addition, in the case of a servicer event of default under the terms of the related servicing agreement or pooling and servicing agreement, the master servicer may be required to enforce any remedies on behalf of the issuing entity against the defaulting servicer.

The Servicers

EMC, along with various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate, will service the related mortgage loans in accordance with the pooling and servicing agreement or the respective servicing agreements, as applicable, which will be assigned to the issuing entity on the closing date.

EMC

EMC, a wholly-owned subsidiary of The Bear Stearns Companies Inc., was established as a full-line mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment grade” to varying degrees of “non-investment grade” up to and including mortgaged properties acquired through foreclosure or deed-in-lieu of foreclosure. EMC was incorporated in the State of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990.

The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC’s portfolio consists primarily of two categories: (1) “performing loans,” or performing investment-quality loans serviced for the sponsor’s own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) “non-performing loans,” or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC’s own account and for the account of investors in securitized performing and non-performing collateral transactions.

EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the term sheet supplement.

EMC has been servicing residential mortgage loans since 1990. From year end 2004 to June 30, 2007, the loan count of EMC’s servicing portfolio grew by approximately 102.3% and the unpaid principal balance of EMC’s servicing portfolio grew by approximately 190.3%.

As of June 30, 2007, EMC was acting as servicer for approximately 312 series of residential mortgage-backed securities and other mortgage loans with an outstanding principal balance of approximately $80.6 billion.

The following table describes size, composition and growth of EMC’s total residential mortgage loan servicing portfolio as of the dates indicated.

	As of December 31, 2004				As of December 31, 2005
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alt-A Arm	19,498	$4,427,820,708	7.96%	15.94%	57,510	$13,625,934,322	12.69%	23.00%
Alt-A Fixed	25,539	4,578,725,473	10.43	16.48	17,680	3,569,563,859	3.90	6.03
PrimeArm	8,311	1,045,610,015	3.39	3.76	7,428	1,010,068,679	1.64	1.71
PrimeFixed	14,560	1,573,271,574	5.95	5.66	15,975	2,140,487,566	3.52	3.61
Seconds	39,486	1,381,961,155	16.13	4.98	155,510	7,164,515,426	34.31	12.10
Subprime	114,436	13,706,363,250	46.74	49.34	142,890	20,373,550,691	31.53	34.40
Other	23,010	1,063,682,459	9.40	3.83	56,216	11,347,144,056	12.40	19.16
Total	244,840	$27,777,434,635	100.00%	100.00%	453,209	$59,231,264,599	100.00%	100.00%

	As of December 31, 2006				As of June 30, 2007
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	52,563	$13,691,917,206	10.87%	19.03%	52,729	$13,832,608,749	10.65%	17.15%
Alt-A Fixed	24,841	5,066,670,855	5.14	7.04	31,561	6,871,224,020	6.37	8.52
Prime Arm	6,374	879,656,182	1.32	1.22	6,260	929,778,835	1.26	1.15
Prime Fixed	14,872	2,152,608,940	3.08	2.99	15,078	2,409,083,088	3.04	2.99
Seconds	169,022	8,428,612,513	34.97	11.71	168,229	8,554,440,442	33.97	10.61
Subprime	132,808	20,106,000,306	27.47	27.94	137,526	22,509,787,024	27.77	27.91
Other	82,918	21,636,703,709	17.15	30.07	83,874	25,542,370,332	16.94	31.67
Total	483,398	$71,962,169,710	100.00%	100.00%	495,257	$80,649,292,489	100.00%	100.00%

Due to an industry wide increase in the number of delinquencies and foreclosures, EMC recently initiated an expanded loss mitigation program to assist borrowers in avoiding foreclosure and benefit investors by reducing the loss typically associated with foreclosure. As part of the program, this team is implementing various strategies to contact and assist borrowers that are in default or are having difficulties making their mortgage payments. EMC is engaging in one-on-one meetings with borrowers, working with local community groups and holding educational workshops in an effort to reach out to these homeowners. Various financial restructuring alternatives are being offered, including different types of loan modifications. There have been no other appreciable changes to EMC’s servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

SCHEDULE III

THE TRUSTEE AND THE CUSTODIAN

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $540 billion in assets and 158,000+ employees as of June 30, 2007, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.   The depositor and the sponsor may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period.  The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function.  The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the issuing entity.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Trustee

Wells Fargo Bank has provided corporate trust services since 1934.  Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.  As of June 30, 2007, Wells Fargo Bank was acting as trustee on approximately 1,615 series of residential mortgage-backed securities with an aggregate principal balance of approximately $346,844,000,000.

The Custodian

Wells Fargo Bank

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the custodial agreement.  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  As of June 30, 2007, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

SCHEDULE IV

[Reserved]

SCHEDULE V

[Reserved]